Exhibit 10.12

RECEIVABLES ACQUISITION AGREEMENT

Dated as of December 5, 2011

Among

NBCUNIVERSAL RECEIVABLES FUNDING LLC

as the Transferor

and

GOTHAM FUNDING CORPORATION,

VICTORY RECEIVABLES CORPORATION,

MARKET STREET FUNDING LLC

and

WORKING CAPITAL MANAGEMENT CO., L.P.

as the Conduits

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

PNC BANK, NATIONAL ASSOCIATION

and

MIZUHO CORPORATE BANK, LTD.

as Banks and as Investor Agents

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as the Program Agent

and

NBCUNIVERSAL MEDIA, LLC,

as Servicer and an Originator

i

ii

SCHEDULES
SCHEDULE I	–	Collection Accounts
SCHEDULE II	–	Credit and Collection Policies
SCHEDULE II.10	–	Form of Obligor Notification
SCHEDULE II.10-A	–	Form of Obligor Payment Termination Notice
SCHEDULE III	–	Addresses
SCHEDULE IV	–	Transferor UCC Information
SCHEDULE V	–	Transferring Subsidiaries
SCHEDULE VI	–	Concentration Limit Percentages
SCHEDULE VII	–	Transferor’s Account and Investor Agent’s Accounts
SCHEDULE VIII	–	Settlement Dates
SCHEDULE IX	–	Perfection Representations and Warranties
SCHEDULE X	–	Tax Liens

ANNEXES

ANNEX A-1	–	Form of Monthly Report
ANNEX A-2	–	Form of Weekly Report
ANNEX A-3	–	Pre-Closing Date Report
ANNEX B	–	Form of Notice for Initial Acquisition and Additional Capital Payments
ANNEX C-1	–	Form of Enforceability Opinion of Counsel to Transfer or, Parent and other Originators
ANNEX C-2	–	Form of Opinion of Internal Counsel to Transferor
ANNEX C-3	–	Form of Opinion of Internal Counsel to NBCUniversal
ANNEX C-4	–	Form of Opinion of Internal Counsel to Transferring Subsidiaries
ANNEX C-5	–	Form of Security Interest Opinion of Counsel to Transferor
ANNEX C-6	–	Form of Security Interest Opinion of Counsel to NBCUniversal
ANNEX C-7	–	Form of True Sale and Non-consolidation Opinion of Counsel to NBCUniversal
ANNEX C-8	–	Form of Security Interest Opinion of Counsel to Transferring Subsidiaries
ANNEX C-9	–	Form of True Sale Opinion of Counsel to Transferring Subsidiaries
ANNEX D	–	Assignment and Acceptance

iii

RECEIVABLES

ACQUISITION AGREEMENT

Dated as of December 5, 2011

NBCUNIVERSAL RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Transferor”), GOTHAM FUNDING CORPORATION, as a Conduit (as defined herein), VICTORY RECEIVABLES CORPORATION, as a Conduit, MARKET STREET FUNDING LLC, as a Conduit, WORKING CAPITAL MANAGEMENT CO., L.P., as a Conduit, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Bank (as defined herein) and an Investor Agent (as defined herein), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and an Investor Agent, MIZUHO CORPORATE BANK, LTD. (“Mizuho”), as a Bank and an Investor Agent, BTMU, as program agent (the “Program Agent”) for the Conduits and the Banks, and NBCUNIVERSAL MEDIA, LLC, a Delaware limited liability company (“NBCUniversal”, or “Parent”), individually and as Servicer, agree as follows:

PRELIMINARY STATEMENT

The Transferor has acquired, and, subject to the provisions of the Sale Agreements referred to below, will continue to acquire, Receivables (as hereinafter defined) originated by the Originators (as hereinafter defined), either by purchase for cash or by contribution to the capital of the Transferor, as determined from time to time by the Transferor and NBCUniversal. The Transferor is prepared to transfer and assign its interest in and to the Receivables Assets on the terms set forth herein to the Program Agent for the benefit of the Co-Acquirers acquiring interests in such Receivable Assets by providing consideration for such transfer and assignment. Accordingly, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting-Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that is a party to this Agreement, the Asset Purchase Agreement of any Bank or any other Transaction Document with all or any portion of the assets and liabilities of any Bank in such Conduit’s Group or any of their respective affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of any such Bank or any of their respective affiliates or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Addition” has the meaning specified in Section 11.12.

“Adjusted Eurodollar Rate” means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

“Affected Person” has the meaning specified in Section 2.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agency Trapping Event” means, in the event that an advertiser Obligor has remitted payment in respect of a Receivable to its related advertising agency, either (i) Servicer discovers, based upon communication with such advertiser Obligor or the related advertising agency consistent with its Credit and Collection Policies and customary collection policies and procedures, that such amount is not remitted to or at the direction of the Servicer after its receipt by such agency either by such agency itself or by such advertiser Obligor (other than as a result of the financial inability to pay by such advertiser Obligor) at any time on or after the earlier of (x) the date that is the earlier of (1) the 90th day after such date of receipt and (2) the 90th day after the Due Date of such Receivable and (y) the date an Insolvency Event occurs with respect to the related advertising agency (in any case under this clause (i), regardless of whether or not such Receivable became a Defaulted Receivable prior to Servicer becoming aware of the foregoing) or (ii) such payment is remitted to or at the direction of Servicer after its receipt by such advertising agency but such payment is subsequently voided, avoided, rescinded, or required to be returned, turned over or repaid or otherwise recovered by such advertising agency (a “Preference Event”) under any applicable bankruptcy, insolvency, receivership or similar law in a bankruptcy, insolvency, readjustment of debt, reorganization or similar proceeding with respect to such advertising agency and, as a result of such Preference Event, NBCUniversal (or any immediate or mediate transferee of NBCUniversal) is required to return, turn over or otherwise repay such payment, or any portion of such payment (such requirement, a “Preference Event Recovery”), unless such payment is separately remitted to or at the direction of Servicer by the related advertiser Obligor or NBCUniversal pays the Preference Event Recovery from its own funds.

“Agent” means any of the Program Agent or any Investor Agent and “Agents” means, collectively, the Program Agent and the Investor Agents.

“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(i) the rate of interest announced publicly by BTMU in New York, New York, from time to time as BTMU’s base rate;

(ii) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by BTMU on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by BTMU from three New York certificate of deposit dealers of recognized standing selected by BTMU, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

(iii) the Federal Funds Rate.

“Asset Purchase Agreement” means, with respect to any Bank, the asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Conduit(s), to the extent relating to the sale or transfer of interests in Receivable Interests, in each case as amended or modified from time to time. For purposes hereof, the Conduits of BTMU are Gotham and Victory, the Conduit of Mizuho is WCMC, and the Conduit of PNC is Market Street.

“Assignee Rate” for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Adjusted Eurodollar Rate for such Fixed Period plus 1.00%; provided, however, that in case of:

(i) any Fixed Period after the first day of which a Conduit or Bank shall have notified the Program Agent and each Investor Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Conduit or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Conduit or Bank shall not have subsequently notified the Program Agent and each Investor Agent that such circumstances no longer exist) (provided that, each Bank agrees to designate a different lending office if such designation will avoid the need for the notice and will not, in the good faith judgment of such Bank, otherwise be disadvantageous to such Bank),

(ii) any Fixed Period of one to (and including) 29 days (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Adjusted Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days),

(iii) any Fixed Period as to which the Program Agent and each Investor Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by the Conduits through the issuance of commercial paper,

(iv) any Fixed Period for a Receivable Interest the Investment of which allocated to the Conduits or the Banks is less than $500,000, or

(v) any Fixed Period during which an Event of Termination shall exist,

the “Assignee Rate” for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period plus (at any time when an Event of Termination shall exist) 2%; provided further that the Agents and the Transferor may agree in writing from time to time upon a different “Assignee Rate”.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank, Transferor (solely as the consenting party, and solely to the extent required by Section 11.03(a)), a Permitted Assignee, such Bank’s Investor Agent and the Program Agent, pursuant to which such assignee may become a party to this Agreement, in substantially the form of Annex D hereto.

“Average Maturity” means, on any day, that period (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Servicer as set forth in the most recent Monthly Report with reference to Portfolio Turnover; provided that, if the Program Agent shall disagree with any such calculation, the Program Agent may recalculate the Average Maturity for such day and the Servicer and the Program Agent shall confer until they shall agree on such calculation, with the Average Maturity being such agreed period.

“Banks” means BTMU, Mizuho, PNC and each bank Permitted Assignee that shall become a party to this Agreement pursuant to Section 11.03.

“Basel III” means the consultative papers of The Basel Committee on Banking Supervision of December 2009 entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring”, in each case together with any amendments thereto.

“Billed Amount” means, with respect to any Receivable, the amount billed on the Billing Date to the Obligor (and/or, but without duplication when used for purposes of calculating any amounts under the Transaction Documents, the related advertising agency if such Obligor is an advertiser customer) thereunder.

“Billing Date” means, with respect to any Receivable, the date on which the Contract with respect thereto was invoiced.

“BTMU” has the meaning specified in the introductory paragraph hereof.

“BTMU Conduits” means Gotham and Victory.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Capital Payment” has the meaning specified in Section 2.02(c).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) Dodd-Frank and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the failure of Comcast Corporation to own directly or indirectly at least 51% of either (A) the then outstanding membership interests of NBCUniversal or (B) the combined voting rights of the then outstanding voting securities of NBCUniversal, and, in either case, such failure remains in effect for at least 60 calendar days.

“Closing Date” means December 5, 2011.

“Co-Acquirers” means each of the Conduits and the Banks.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means a deposit account or accounts into which (i) Collections in the form of checks and other items are deposited that have been sent to one or more lock-boxes by Obligors and/or (ii) Collections in the form of electronic funds transfers and other items are paid directly by Obligors.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

“Committed Acquisition Limit” of any Bank means, (a) with respect to BTMU, $600,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among BTMU, Transferor (solely as the consenting party, and solely to the extent required by Section 11.03(a)), another Bank, the Investor Agent for BTMU and the Program Agent, (b) with respect to Mizuho, $400,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Mizuho, Transferor (solely as the consenting party, and solely to the extent required by Section 11.03(a)), another Bank, the Investor Agent for Mizuho and the Program Agent, (c) with respect to PNC, $500,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among PNC, Transferor (solely as the consenting party, and solely to the extent required by Section 11.03(a)), another Bank, the Investor Agent for PNC and the Program Agent or (d) with respect to a Bank (other than BTMU, Mizuho or PNC) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Committed Acquisition Limit, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, Transferor (solely as the consenting party, and solely to the extent required by Section 11.03(a)), a Permitted Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Facility Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Committed Acquisition Limit.

“Concentration Limit” for any Obligor means, at any time, an amount equal to the product of (i) the Concentration Limit Percentage for such Obligor at such time and (ii) the Receivable Balance of the Eligible Receivables then in the Receivables Pool.

“Concentration Limit Percentage” for any Obligor means, at any time, the percentage determined for such Obligor at such time pursuant to Schedule VI hereto, including any Special Concentration Limit Percentage, to the extent applicable.

“Conduit” means each of Gotham, Victory, WCMC, Market Street and all commercial paper issuer Permitted Assignees that shall become party to this Agreement pursuant to Section 11.03.

“Conduit Limit” means (a) with respect to the Group consisting of the BTMU Conduits and their Related Banks, $600,000,000, (b) with respect to the Group consisting of WCMC and its Related Banks, $400,000,000, and (c) with respect to the Group consisting of Market Street and its Related Banks, $500,000,000. Any reduction (or termination) of the Facility Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group’s Conduit Limit.

“Conduit Rate” for any Fixed Period for any Receivable Interest funded by a Conduit with commercial paper, means a rate of interest equal to the per annum rate (expressed as a percentage and calculated on the basis of a 360-day year) equivalent to the weighted average of the per annum rates, as determined by the Investor Agent for such Conduit, paid or payable by such Conduit from time to time as interest on or otherwise (in the case of discount commercial paper by converting discount to an interest bearing equivalent per annum) in respect of commercial paper issued by such Conduit to fund the making or maintenance of such Conduit’s Investment (and which may also be allocated in part to the funding of other assets of such Conduit) during such Fixed Period (or portion thereof) as determined by the applicable Investor Agent, which rates shall reflect and give effect to (i) certain documentation and transaction costs (including dealer and placement agent commissions) associated with the issuance of the commercial paper and (ii) other borrowings (other than under any Asset Purchase Agreement) by such Conduit, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the applicable Investor Agent to fund such Conduit’s making or maintenance of such Conduit’s Investment during such Fixed Period.

“Contract” means any agreement (including any purchase order or invoice) pursuant to, or under which, an Obligor (and, if applicable, the related advertising agency if such Obligor is an advertiser customer) shall be obligated to make payments to an Originator with respect to any Receivable. A “related” Contract or a Contract “with respect to” any Receivable, means, as the context requires, a Contract under which such Receivable arises or which is relevant to the collection or enforcement of such Receivable and, in the event a Receivable is issued pursuant to an agreement and an invoice or purchase order is issued pursuant to such agreement, the “related” Contract includes both such agreement and the purchase order or invoice, and for purposes of determining when such Receivable is created, the Receivable shall be created the date specified in such purchase order or invoice.

“CP Fixed Period Date” means, for any Receivable Interest, the date of acquisition of such Receivable Interest and thereafter the last day of each calendar month or any other day as shall have been agreed to in writing by the Program Agent, the Investor Agents and the Transferor prior to the first day of such Fixed Period.

“Credit Agreement” means that certain Five-Year Credit Agreement dated as of March 19, 2010 among NBCUniversal, JPMorgan Chase Bank, N.A., as administrative agent and issuing lender, Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding Inc., as co-syndication agents, Bank of America, N.A. and Citigroup Global Markets Inc. as co-documentation agents and the other financial institutions party thereto, as amended by the First Amendment, dated June 28, 2011, as in effect on the date hereof.

“Credit and Collection Policies” means those receivables credit and collection policies and practices of NBCUniversal in effect on the date of this Agreement and described in Schedule II hereto, and, in the case of other policies and practices followed but not described in Schedule II, the additional policies and practices of NBCUniversal in effect on the date of this Agreement, in each case as modified in compliance with this Agreement.

“Daily Remittance Event” has the meaning specified in Section 2.04(b).

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States of America, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Default Ratio” means, as of any date, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Receivable Balance of all Originator Receivables which became Defaulted Receivables in the most recent calendar month by (ii) the aggregate Billed Amount of all Originator Receivables originated by the Originators during the sixth calendar month prior to the calendar month immediately preceding the date of determination.

“Defaulted Receivable” means an Originator Receivable:

(i) as to which any payment, or part thereof, remains unpaid for 151 or more days from the original Due Date for such payment;

(ii) with respect to which the Obligor thereunder has suffered an Insolvency Event; or

(iii) which, consistent with the Credit and Collection Policies, is, or should be, written off as uncollectible.

“Deferred Consideration” means, on any date following the initial acquisition of Receivable Assets hereunder, the market value of all Receivable Assets transferred to the Conduits and the Banks hereunder reduced by the sum of (i) Total Investment plus (ii) anticipated Servicer Fees for a period equal to the Average Maturity.

“Determination Date” means, with respect to any Settlement Period, the date which is two Business Days prior to the first Settlement Date that occurs after such Settlement Period.

“Dilutions” means, with respect to any Receivable, any non-cash reduction of such Receivable other than a reduction due to any amount indicated as uncollectible on the books of the Person then owning such Receivable on account of the insolvency, bankruptcy or financial inability to pay of the appropriate Obligor, and made in accordance with the Credit and Collection Policies. Dilution includes a reduction as a result of: (i) any reduction in the Receivable Balance thereof resulting from any claim or demand with regard to price, terms, quantity, performance, quality or delivery of goods or services, or any defense, set-off, retention, abatement, counter claim, contra account or other dispute raised or alleged by an Obligor (which, for the avoidance of doubt, includes any of the related agency or advertiser with respect to any Receivable arising from cable or network advertising sales), (ii) any Agency Trapping Event related thereto or (iii) in the case of a Receivable for cable or network advertising fees, any dispute or claim by a related advertiser Obligor alleging that it is not obligated under the related Contract because the related advertising agency is the only party liable under such Contract). The Billed Amount of any Receivable related to clause (ii) of this definition shall be considered to be reduced (on a non-cash basis) in an amount equal to the portion of the payment withheld or required to be repaid as a result of the Agency Trapping Event, and the Billed Amount of any Receivable related to clause (iii) of this definition shall be considered to be reduced (on a non-cash basis) by the related dispute amount. A Make Good Liability shall not constitute a Dilution with respect to the applicable Transferred Receivable unless and to the extent that a cash discount or set-off is actually taken by the Obligor in respect of the applicable Transferred Receivable as a result of such Make Good Liability or a credit or adjustment payable in cash with respect to such Make Good Liability is actually made by the Originator or the Servicer in respect to the applicable Transferred Receivable as a result of such Make Good Liability.

“Dilution Horizon Ratio” means, as of any date, a ratio computed by dividing (i) the aggregate Billed Amount of all Originator Receivables created by the Originators during the most recently ended calendar month by (ii) the Net Pool Balance as at the last day of the most recently ended calendar month.

“Dilution Ratio” means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing (i) the aggregate amount of Dilutions during such calendar month by (ii) the aggregate Billed Amount of all Originator Receivables created during the calendar month immediately preceding such calendar month.

“Dilution Reserve Floor” means, as of any date, the product of (i) the Dilution Horizon Ratio on such date multiplied by (ii) the Twelve-Month Dilution Ratio.

“Dilution Reserve Percentage” means, at any time, the greater of (i) the Dilution Reserve Floor at such time and (ii) the Dynamic Dilution Reserve Percentage at such time.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. 111-203 (2010).

“Dilution Volatility Ratio” means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the Twelve-Month Dilution Ratio, and (b) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the Twelve-Month Dilution Ratio.

“Due Date” means, with respect to any Receivable in the Receivables Pool (a) the date that is designated in accordance with Transferor’s policies and procedures as a “network receivable,” 30 days after the Billing Date thereof (notwithstanding anything to the contrary in the related Contract); and (b) other than as described in clause (a) above, 60 days after the Billing Date thereof (notwithstanding anything to the contrary in the related Contract).

“Dynamic Dilution Reserve Percentage” means an amount equal to:

((SF x DR) + DVR) x DHR

where:

SF	=	the Stress Factor;

DR	=	the Twelve-Month Dilution Ratio as of the end of the most recently ended calendar month;

DVR	=	the Dilution Volatility Ratio as of such date; and

DHR	=	the Dilution Horizon Ratio as of such date.

“Dynamic Loss Reserve Percentage” means, as of any date, the product of (i) the Stress Factor as of such date, multiplied by (ii) the Loss Horizon Ratio as of such date, multiplied by (iii) the highest of the Three-Month Default Ratios calculated for each of the twelve most recently ended calendar months.

“E-Mail Servicer Report” has the meaning specified in Section 6.02(g).

“Eligible Receivable” as of any date of determination, a Receivable:

(i) the Obligor of which is a U.S. resident and the obligation of which is denominated and payable in U.S. dollars in the United States;

(ii) which (x) has not remained unpaid for 91 or more days past the original Due Date, (y) with respect to which no Obligor is subject to an Insolvency Event, and (z) is not, nor should be, written off in accordance with the Credit and Collection Policies;

(iii) which is owing by the Obligor thereunder in the Billed Amount of such Receivable for services rendered and accepted by the Obligor;

(iv) which was generated in the ordinary course of business of NBCUniversal or any Transferring Subsidiary, has been fully earned by NBCUniversal or such Transferring Subsidiary and is not subject to any dispute, off-set, rebate, discount, counterclaim, or defense and no portion of which represents sales taxes, provided that, a Receivable which is only subject in part to any of the foregoing shall be an Eligible Receivable to the extent and solely for any part that is not subject to the foregoing (and provided that, it satisfies the other eligibility criteria set forth in this definition);

(v) which was, immediately prior to sale to the Transferor, owned by NBCUniversal free and clear of any Liens, claims, security interests and encumbrances and was, immediately prior to transfer and assignment to the Program Agent for the benefit of the Co-Acquirers, owned by the Transferor free and clear of any Liens, claims, security interests and encumbrances;

(vi) which represents an “account” or “payment intangible” within the meaning of the UCC, which is freely assignable to the Program Agent, for the benefit of the Co-Acquirers, without the consent, authorization, approval or notice to the Obligor or any other person unless previously obtained or effected;

(vii) which represents the legal, valid and binding obligation of the Obligor enforceable in accordance with its terms, except as limited by Debtor Relief Laws and general equitable principles;

(viii) the Obligor of which is not an affiliate of NBCUniversal or any Co-Acquirer, and is not a government or governmental subdivision or agency;

(ix) that is not owed by an Obligor of which more than 25% of the total Receivables owed by such Obligor are Defaulted Receivables;

(x) that has tenor equal to or less than 60 days from the Billing Date thereof;

(xi) with respect to which no modification of payment terms or other compromises to such Receivable have been made;

(xii) created in conformity with all applicable requirements of NBCUniversal’s Credit and Collection Policies then in effect;

(xiii) which represents all or part of the sales price of merchandise, insurance, services or goods sold by NBCUniversal to the Transferor in the ordinary course of business;

(xiv) that was created pursuant to a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(xv) which, together with the related Contract, does not contravene in any material respect applicable laws, rules or regulations concerning such matters as usury, consumer protection, truth in lending, fair credit billing, equal credit opportunity, fair debt collection practices and the like;

(xvi) as to which, if such Receivable arises from cable or network advertising sales, (x) an Obligor under the related Contract is the advertiser itself and (y) the related advertising agency is not subject to an Insolvency Event; and

(xvii) with respect to which the related Contract does not provide for any right of set-off for the benefit of the related Obligor as a result of an audience deficiency related to an advertisement.

The existence of a Make Good Liability with respect to a Receivable shall not in and of itself cause such Receivable to fail to be an Eligible Receivable unless and to the extent that a cash discount or set-off is actually taken by the Obligor in respect of the applicable Receivable as a result of such Make Good Liability or a credit or adjustment payable in cash with respect to such Make Good Liability is actually made by the Originator or Servicer in respect to the applicable Receivable as a result of such Make Good Liability.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Servicer, is treated as a single employer under Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the

Servicer or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (e) the incurrence by the Servicer or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by the Servicer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (h) the incurrence by the Servicer or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by the Servicer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Servicer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Fixed Period, either (a) the interest rate per annum for a period of time comparable to such Fixed Period that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM<GO>” as of 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period or (b) if a rate cannot be determined under clause (a), the interest rate per annum for a period of time comparable to such Fixed Period that appears on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period or (c) if a rate cannot be determined under clause (a) or (b), an annual rate designated by BTMU as the average of the rates per annum at which deposits in U.S. Dollars are offered to the principal London office of BTMU by three London banks, selected by BTMU in good faith, at about 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Investment associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

“Eurodollar Rate Reserve Percentage” of any Conduit or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Conduit or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

“Event of Termination” has the meaning specified in Section 7.01.

“Excluded Receivable” means any indebtedness or other payment obligation the Obligor of which is not classified in one of the following credit categories (each of which is credit approved, as determined on the basis of NBCUniversal’s assessment of the related Obligor’s financial condition in accordance with the Credit and Collection Policies):

(i)	“Credit Approved”;

(ii)	“Agency Guarantee/Credit Approved”;

(iii)	“Client Guarantee/Credit Approved”; or

(iv)	“Sports Package Deal”;

in each case, as currently defined in the Credit and Collection Policies or as otherwise set forth in NBCUniversal’s origination and collection computer programming, or substantially equivalent categories as may subsequently replace such classifications in NBCUniversal’s usage and ordinary course of business and in compliance with the Credit and Collection Policies; provided that, NBCUniversal shall provide the Program Agent and each Investor Agent with a list of such new categories and the classifications being replaced.

“Facility Limit” means $1,500,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Facility Limit shall mean, at any time, the Facility Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Total Investment under this Agreement.

“FATCA” means Section 1471 through Section 1474 of the Code (and any successor sections thereto) and any Treasury Regulations issued pursuant thereto or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Program Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Agreement” has the meaning specified in Section 2.05(b).

“Fees” has the meaning specified in Section 2.05(b).

“Fitch” means Fitch Ratings Inc.

“Fixed Period” means, with respect to any Receivable Interest:

(a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Conduit Rate, each successive period commencing on each CP Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest; and

(b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, (x) each successive period of 29 days or less, or (y) a period of one month, as the Transferor shall select (and, in the case of clause (x), the Investor Agent for the relevant Conduit or Bank may approve) on notice by the Transferor received by such Investor Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (A) the day which occurs three Business Days before the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Adjusted Eurodollar Rate) or (B) the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Fixed Period for such Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of acquisition of such Receivable Interest), except that if such Investor Agent shall not have received such notice, or such Investor Agent and the Transferor shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

provided, however, that:

(i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Adjusted Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(ii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the acquisition of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(iii) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Program Agent with the consent of the Investor Agents or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and codifications of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and codifications of the Financial Accounting Standards Board; provided that from such time, if any, as NBCUniversal starts to prepare financial statements applying accounting standards adopted by the International Accounting Standards Board (“IFRS”), all references herein to GAAP shall be construed as references to IFRS.

“Gotham” means Gotham Funding Corporation and any successor or Permitted Assignee of Gotham Funding Corporation that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any body or entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

“Group” means (a) with respect to the BTMU Conduits, their Investor Agent, their Related Banks and the BTMU Conduits, (b) with respect to Market Street, its Investor Agent, its Related Banks and Market Street, and (c) with respect to WCMC, its Investor Agent, its Related Banks and WCMC.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Incipient Primary Insolvency Event” means an event that but for lapse of the 60-day time period to dismiss or stay would constitute a Primary Insolvency Event.

“Incipient Servicer Default” means an event that but for notice or lapse of time or both would constitute a Servicer Default.

“Indemnified Amounts” means, with respect to any Person, any and all suits, actions, proceedings, claims, costs, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indemnified Party” has the meaning specified in Section 10.01.

“Initial Acquisition Date” has the meaning specified in Section 2.02(a).

“Insolvency Event” means, with respect to a specified Person: (a) the commencement by a court having jurisdiction in the premises of an involuntary action seeking: (i) a decree or order for relief in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of such Person’s affairs, and notwithstanding the objection by such Person any such action shall have remained undischarged or unstayed for a period of 60 consecutive days or any order or decree providing the sought after relief, remedy or other action shall have been entered; (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; (c) the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (d) the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; (e) the consent by such Person to the filing of a petition seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property; or (f) the making by such Person of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or such Person shall admit in writing its inability to pay its debts generally as they become due, or the taking of corporate or company action by such Person in furtherance of any such action.

“Insolvent”, with respect to any Multiemployer Plan, means the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Investment” of any Co-Acquirer means the original consideration advanced pursuant to Section 2.02(a) to the Transferor in cash for an interest in the Receivable Assets at the time of acquisition by such Co-Acquirer, in each case as such amount may be increased from time to time by Capital Payments pursuant to Section 2.02(c) and reduced from time to time by Collections distributed to, and actually received by, the Investor Agent for such Co-Acquirer on account of such Investment pursuant to Section 2.04(c)(iv); provided that, if such Investment shall have been reduced by any distribution of Collections and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution of Collections, as though it had not been made.

“Investor Agent” means (a) with respect to the BTMU Conduits and their Related Banks, BTMU or any successor investor agent designated by such parties, (b) with respect to Market Street and its Related Banks, PNC or any successor investor agent designated by such parties, and (c) with respect to WCMC and its Related Banks, Mizuho or any successor investor agent designated by such parties.

“Investor Agent’s Account” means, with respect to each Investor Agent, the account of such Investor Agent set forth in Schedule VII hereto, or such other account as such Investor Agent shall designate in writing to the Transferor, the Servicer and the Program Agent.

“Knowledge” means, when modifying a representation, warranty or covenant or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any Responsible Officer of such Person) making the representation, warranty or other statement, or, if such Person had exercised ordinary care in performing his or its required duties, would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer of such Person).

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction), provided, that, presently existing tax liens in the amounts and as more fully described in Schedule X are not Liens for the purposes hereof.

“Liquidation Fee” means, for (i) any Fixed Period for which Yield is computed by reference to the Adjusted Eurodollar Rate and a reduction of Investment is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period on the reductions of Investment of the Receivable Interest relating to such Fixed Period had such reductions remained as Investment, exceeds (B) the income, if any, received by the Conduits or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Investment (such fee to be set forth in a certificate of the Investor Agent for the applicable Co-Acquirer provided to Transferor which shall be conclusive absent manifest error).

“Loss Horizon Factor” means, as of any date, the greater of (i) 1.00 and (ii) the quotient of (x) the weighted average payment terms of the Originator Receivables as then most recently calculated, plus 90, and (y) 120.

“Loss Horizon Ratio” means, as of any date, the ratio (expressed as a percentage) of the product of (a) a fraction having (i) a numerator equal to the aggregate Billed Amount of all Originator Receivables created by the Originators during the four most recently ended calendar months, and (ii) a denominator equal to the Net Pool Balance as of the last day of the most recently ended calendar month, multiplied by (b) the Loss Horizon Factor as of the last day of the most recently ended calendar month.

“Loss Reserve Floor” means 10.00%.

“Loss Reserve Percentage” means, on any date, the greater of (i) the Loss Reserve Floor, and (ii) the Dynamic Loss Reserve Percentage.

“Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate

Receivable Balance of all Originator Receivables charged off by the Servicer, or which should have been written off by the Servicer in accordance with the Credit and Collection Policies, during such calendar month (net of recoveries) by (ii) the aggregate amount of Collections of Originator Receivables actually received during such calendar month.

“Make Good Liability” means an accounting reserve carried on the books and records of NBCUniversal, consistent with its accounting policies on the date of this Agreement, and arising from the business practice of NBCUniversal to deliver additional advertising units as a result of an audience deficiency related to an advertisement.

“Market Street” means Market Street Funding LLC and any successor or Permitted Assignee of Market Street that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Material Adverse Effect” means a material adverse effect on (a) the ability of NBCUniversal or the Transferor to perform its obligations under the Transaction Documents to which it is a party, (b) the enforceability against NBCUniversal or the Transferor of the Transaction Documents to which it is a party, or (c) the security interests of the Program Agent in the Pool Receivables or any of the collateral referred to in Section 2.11.

“Mizuho” has the meaning specified in the introductory paragraph hereof.

“Monthly Report” means a report in substantially the form of Annex A-1 hereto and containing such additional information as the Program Agent may reasonably request from time to time, furnished by the Servicer pursuant to Section 6.02(g)(i).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

“NBCUniversal” has the meaning specified in the introductory paragraph hereof.

“Net Pool Balance” means at any time the aggregate of the Receivable Balances of Eligible Receivables then in the Receivables Pool reduced by the aggregate amount by which the Receivable Balance of Receivables of each Obligor exceeds the Concentration Limit of such Obligor.

“Obligor” means any Person obligated to make payments pursuant to a Contract; provided that, when used with reference to a Contract relating to a Receivable arising from cable or network advertising sales as to which both an advertising agency and an advertiser customer are jointly and severally liable, “Obligor” means the advertiser customer.

“Originator” means each of NBCUniversal and each of the Transferring Subsidiaries.

“Originator Receivable” means any indebtedness or other payment obligation of any Obligor arising from or consisting of cable and network advertising sales or cable and satellite subscriber fees, originated by any Originator under a Contract (whether constituting an account or payment intangible), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; provided that, the term “Originator Receivable” shall not include any Excluded Receivable; provided further that any Receivable that is transferred hereunder and which subsequently becomes an Excluded Receivable shall continue to be deemed to be an “Originator Receivable” and otherwise included in the portfolio of Originator Receivables transferred and assigned hereunder to the Program Agent for the benefit of the Co-Acquirers.

“Other Companies” means the Originators and all of their respective Subsidiaries except the Transferor.

“Parent” has the meaning specified in the introductory paragraph hereof.

“Partial Amortization Period” means any date on which the Total Investment is greater than the Total Investment Limit.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor thereto performing similar functions.

“Percentage” of any Bank means, (a) with respect to BTMU, the percentage set forth on the signature page to this Agreement, or such percentage as reduced or increased by any Assignment and Acceptance entered into with a Permitted Assignee, (b) with respect to Mizuho, the percentage set forth on the signature page to this Agreement, or such percentage as reduced by any Assignment and Acceptance entered into with a Permitted Assignee, (c) with respect to PNC, the percentage set forth on the signature page to this Agreement, or such percentage as reduced by any Assignment and Acceptance entered into with a Permitted Assignee, or (d) with respect to a Bank that has entered into an Assignment and Acceptance, the percentage set forth therein as such Bank’s Percentage, or such percentage as reduced or increased by an Assignment and Acceptance entered into between such Bank and a Permitted Assignee.

“Permitted Assignee” has the meaning specified in Section 11.03(a).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(3) of ERISA, other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 or 430 of the Code and in respect of which the Servicer or any ERISA Affiliate is, or if such Plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be, an “employer” as defined in Section 3(5) of ERISA.

“PNC” has the meaning specified in the introductory paragraph hereof.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portfolio Turnover” means, for any calendar month, a ratio determined as:

(RB/CO) x 30

where:

RB	=	the Receivables Balance of the Originator Receivables on the last day of such calendar month; and

CO	=	Collections received during such calendar month.

“Primary Insolvency Event” means an Insolvency Event with respect to any of Transferor, the Servicer or NBCUniversal.

“Program Agent” has the meaning specified in the introductory paragraph hereof.

“Program Agent’s Account” has the meaning specified in Section 2.04(b).

“Program Amortization Date” means the earliest of (a) the second anniversary of the Initial Acquisition Date, or, if such second anniversary is not a Business Day, the immediately preceding Business Day or (b) the date determined pursuant to Section 7.01 or (c) the date the Facility Limit reduces to zero pursuant to Section 2.01(b).

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(F)(3) of the Code.

“RAA Final Payment Date” means the later of (i) the Program Amortization Date and (ii) the date on which Total Investment has been reduced to zero, all accrued Yield and Fees have been paid in full, and all other amounts owed by the Transferor hereunder to the Conduits, the Banks, the Investor Agents or the Program Agent have been paid in full.

“Receivable” means any Originator Receivable which has been acquired by the Transferor from NBCUniversal by purchase and/or by capital contribution pursuant to the SCA (including, without limitation, any Originator Receivables acquired by NBCUniversal from the Transferring Subsidiaries pursuant to the Subsidiary Sale and Purchase Agreement and then acquired by the Transferor pursuant to the SCA), provided, that any Originator Receivable reacquired by the Transferor pursuant to Section 2.04(e)(ii) shall no longer be a Receivable.

“Receivable Assets” means, at any time, all then outstanding Receivables and all Related Security and Collections with respect thereto.

“Receivable Balance” means, with respect to any Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) the sum of (i) all Collections received in respect thereof and (ii) all Dilutions with respect thereto; provided that, if all payments in respect of the obligations of the related Obligor (and/or, but without duplication when used for purposes of calculating any amounts under the Transaction Documents, the related advertising agency if such Obligor is an advertiser customer) with respect to such Billed Amount have been made, the Receivable Balance of such Receivable shall be zero.

“Receivable Interest” means, with respect to each Co-Acquirer which has made an acquisition hereunder, whether from the Transferor or (in the case of a Bank) from a Conduit, and for so long as any Total Investment is outstanding, an undivided percentage interest in all Receivable Assets computed as:

  I

TI

where:

I	=	the outstanding Investment of such Co-Acquirer; and

TI	=	the outstanding Total Investment.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights, but excluding any computer programs or software subject to a licensing arrangement or other contractual provisions that would restrict the transfer or pledge thereof), prepared and maintained by Transferor, any Transferring Subsidiary, or the Servicer with respect to the Receivables and the Obligors (and related advertising agency if such Obligor is an advertiser customer) thereunder.

“Register” has the meaning specified in Section 11.03(c).

“Related Bank” means (a) with respect to the BTMU Conduits, BTMU, each Bank which is a Permitted Assignee and has entered into an Assignment and Acceptance with BTMU, and each Permitted Assignee (directly or indirectly) of any such Bank, which Permitted Assignee has entered into an Assignment and Acceptance, (b) with respect to WCMC, Mizuho, each Bank which is a Permitted Assignee and has entered into an Assignment and Acceptance with Mizuho, and each Permitted Assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, and (c) with respect to Market Street, PNC, each Bank which is a Permitted Assignee and has entered into an Assignment and Acceptance with PNC, and each Permitted Assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

“Related Security” means with respect to any Receivable:

(i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

(ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iii) any rights to payment and other rights provided for, or arising under, or otherwise related to, the Contract related to such Receivable, and all Records relating to such Receivable and the related Obligor.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA, has been waived, with respect to a Plan (other than a plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to the provisions of subsection (m) or (o) of Section 414 of the Code).

“Required Banks” shall mean at any time Banks having Committed Acquisition Limits that aggregate more than 50% of the Facility Limit or, if the Committed Acquisition Limits have been terminated, Banks either holding Receivable Interests (or interests therein) or obligated to acquire interests in Receivable Interests pursuant to an Asset Purchase Agreement which aggregate more than 50% of all outstanding Receivable Interests.

“Responsible Officer” means, as to any Person, the president, the controller, the chief financial officer, the treasurer or any assistant treasurer of such Person. Any document or certificate hereunder that is signed by a Responsible Officer of the Transferor or NBCUniversal shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Transferor or NBCUniversal, as applicable, and such Responsible Officer, shall be conclusively presumed to have acted on behalf of the Transferor or NBCUniversal, as applicable.

“S&P” means Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sale Agreements” means each of the Subsidiary Sale and Purchase Agreement and the SCA.

“SCA” means the NBCU Sale and Contribution Agreement dated as of the date of this Agreement between NBCUniversal, as seller, and the Transferor, as buyer, as the same may be amended, modified or restated from time to time.

“SEC” means the Securities and Exchange Commission.

“Servicer” means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

“Servicer Default” means the occurrence of any of the following:

(i) an Event of Termination pursuant to any of clauses (a) through (f) or (h) through (k) of Section 7.01; or

(ii) the failure of NBCUniversal to comply with a financial covenant in the form of the financial covenant (relating to the Consolidated Leverage Ratio) set forth in Section 7.07 of the Credit Agreement.

“Servicer Fee” has the meaning specified in Section 2.05(a).

“Servicer Fee Rate” means 1.0% per annum.

“Servicer Report” means a Monthly Report or a Weekly Report.

“Settlement Date” means the date indicated as such on Schedule VIII as such Schedule VIII may be updated from time to time by Transferor upon the prior written notice to, and consent of, the Program Agent (such notice, with a copy to each Investor Agent, to be provided no later than 30 days prior to the proposed updated Schedule VIII taking effect); provided that, after giving effect to such update, Settlement Dates shall continue to occur approximately at monthly intervals.

“Settlement Period” means, (a) initially, the calendar month during which the Closing Date occurs, and (b) with respect to all Settlement Periods thereafter, the period commencing on the day immediately following the last day of the prior Settlement Period and ending on the day identified as the “Last Day of Settlement Period” for such period on Schedule VIII as such Schedule VIII may be updated from time to time by Transferor upon the prior written notice and consent of the Program Agent (such notice, with a copy to each Investor Agent, to be provided no later than 10 days prior to the proposed updated Schedule VIII taking effect); provided that, after giving effect to such update, each Settlement Period shall have a duration of approximately one month.

“Special Concentration Limit Percentage” for any Obligor means, at any time, any “Special Concentration Limit Percentage”, as such term is defined in Schedule VI hereto, determined for such Obligor at such time pursuant to Schedule VI hereto.

“Stress Factor” means 2.25.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Transferor or an Originator, as the case may be, or by one or more Subsidiaries, or by the Transferor or an Originator, as the case may be, and one or more Subsidiaries.

“Subsidiary Sale and Purchase Agreement” means the Subsidiary Sale and Purchase Agreement dated as of the date of this Agreement among the Transferring Subsidiaries, as sellers, and NBCUniversal, as buyer, as the same may be amended, modified or restated from time to time.

“Taxes” has the meaning specified in Section 2.10(a).

“Termination Date” for any Receivable Interest means the Program Amortization Date.

“Termination Documentation” means that certain:

(i)	Release, Reconveyance and Termination Agreement (WCS NBCU Funding/Trust) by and among Working Capital Solutions NBCU Funding LLC (“WCS NBCU Funding”), NBCU Accounts Receivable Funding Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), together with the related Redemption Amount Addendum;

(ii)	Release, Reconveyance and Termination Agreement by and between NBCUniversal Funding LLC and NBCUniversal, together with the related Repurchase Price Addendum;

(iii)	Release, Reconveyance and Termination Agreement by and between WCS NBCU Funding and NBCUniversal Funding LLC, together with the related Repayment Price Addendum;

(iv)	payoff letter agreement regarding that certain Master Indenture, dated as of February 4, 2011, between the Trust and the Indenture Trustee (the “Master Indenture”), the related Series 2011-1 Indenture Supplement, and the other “Facility Documents”, as such term is defined in such payoff letter;

(v)	payoff letter agreement regarding the Master Indenture, the related Series 2011-2 Indenture Supplement, and the other “Facility Documents”, as such term is defined in such payoff letter;

(vi)	payoff letter agreement regarding the Master Indenture, the related Series 2011-3 Indenture Supplement, and the other “Facility Documents”, as such term is defined in such payoff letter; and

(vii)	payoff letter agreement regarding the Master Indenture, the related Series 2011-4 Indenture Supplement, and the other “Facility Documents”, as such term is defined in such payoff letter,

each in form and substance satisfactory to the Program Agent and each Investor Agent.

“Three-Month Default Ratio” means, for any calendar month, the average of the Default Ratios for such calendar month and the two immediately preceding calendar months.

“Three-Month Dilution Ratio” means, for any calendar month, the average of the Dilution Ratios for such calendar month and the two immediately preceding calendar months.

“Three-Month Loss-to-Liquidation Ratio” means, for any calendar month, the average of the Loss-to-Liquidation Ratios for such calendar month and the two immediately preceding calendar months.

“Total Investment” means, at any time, the aggregate outstanding Investment of all the Co-Acquirers.

“Total Investment Limit” means, on any day prior to the occurrence of the Program Amortization Date, the smaller of:

(i) the Facility Limit; and

(ii) Net Pool Balance minus Total Reserves.

“Total Reserves” means, as of any date, an amount equal to the product of:

(i) the sum of the Loss Reserve Percentage, the Dilution Reserve Percentage, and the Yield and Servicer Reserve Percentage; and

(ii) Net Pool Balance.

“Transaction Document” means any of this Agreement, the Subsidiary Sale and Purchase Agreement, the SCA, the Fee Agreement, all amendments and waivers to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

“Transferring Subsidiary” means each of the “Transferring Subsidiaries” named on Schedule V hereto, as such Schedule may be amended as the result of an Addition pursuant to Section 11.12, and subject to the termination of the status of any Transferring Subsidiary as a Transferring Subsidiary pursuant to the terms of the Subsidiary Sale and Purchase Agreement, provided that: such termination shall be effective on the first day of the first Settlement Period that is at least five (5) Business Days following the date of prior written notice of any such termination to the Program Agent and the Transferor by NBCUniversal (or, if the Receivable Balance of Receivables originated by such Transferring Subsidiary exceed 10% of the Receivable Balances of all Receivables as of the last day of the immediately preceding Settlement Period, such termination shall become effective on the first day of the first Settlement Period that is at least thirty (30) calendar days following the date of such notice).

“Twelve-Month Dilution Ratio” means, for any calendar month, the average of the Dilution Ratios for such calendar month and the eleven immediately preceding calendar months.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unfunded Pension Liability” means the excess of a Plan’s accumulated benefit obligations, over the current fair market value of that Plan’s assets, determined in accordance with the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 for the applicable plan year.

“Victory” means Victory Receivables Corporation and any successor or Permitted Assignee of Victory Receivables Corporation that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“WCMC” means Working Capital Management Co., L.P. and any successor or Permitted Assignee of WCMC that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Weekly Report” means a report in substantially the form of Annex A-2 hereto and containing such additional information as the Program Agent may reasonably request from time to time, furnished by the Servicer pursuant to Section 6.02(g)(ii).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Yield” means for each Receivable Interest for each Fixed Period:

(i) for each day during such Fixed Period to the extent a Conduit will be funding its portion of such Receivable Interest through the issuance of commercial paper,

CR x I x ED

360

(ii) for each day during such Fixed Period to the extent (x) a Conduit will not be funding its portion of such Receivable Interest through the issuance of commercial paper, or (y) a Bank will be funding its portion of such Receivable Interest,

AR x I x ED

360

where:

AR	=	the Assignee Rate for such portion of such Receivable Interest for such Fixed Period;

I	=	the Investment of such portion of such Receivable Interest during such Fixed Period;

CR	=	the Conduit Rate for such portion of such Receivable Interest for such Fixed Period; and

ED	=	the actual number of days elapsed during such portion of such Fixed Period;

provided that, no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield and Servicer Reserve Percentage” means, on any date, a percentage equal to:

(DR + SFR) x 1.5 x PT

360

where:

DR	=	the Alternate Base Rate then in effect plus 2.0%;

SFR	=	the Servicer Fee Rate; and

PT	=	Portfolio Turnover for the most recent calendar month.

SECTION 1.02 Other Interpretive Matters. (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

(b) To the extent that the calculation by the Servicer of a ratio refers to a Settlement Period or calendar month occurring in whole or in part prior to the Closing Date, the values for such Settlement Period or calendar month for the purpose of such calculation shall be as set forth in the Pre-Closing Date Report attached hereto as Annex A-3.

ARTICLE II

AMOUNTS AND TERMS OF THE ACQUISITIONS

SECTION 2.01 Acquisition Facility. (a) On the terms and conditions hereinafter set forth, one or more of the BTMU Conduits and each other Conduit may, in their respective sole discretion, ratably in accordance with the Conduit Limit of their respective Groups, fund, pursuant to Section 2.02(a) or (c) below, an initial acquisition from the Transferor of Receivable Assets or a Capital Payment and, if and to the extent the BTMU Conduits or any other Conduit does not fund such acquisition or Capital Payment, the Related Banks for such Conduit(s) shall, ratably in accordance with their respective Committed Acquisition Limits, fund such acquisition or Capital Payment pursuant to the terms hereof from time to time during the period from the date hereof to the Program Amortization Date. Under no circumstances shall the Conduits fund any such acquisition or Capital Payment, or the Banks be obligated to fund any such acquisition or Capital Payment, if after giving effect thereto the Total Investment would exceed the Total Investment Limit. In exchange for payment of consideration funded by the Co-Acquirers as hereinafter provided, the Transferor shall transfer and assign to the Program Agent, for the benefit of the Co-Acquirers, without recourse except as specifically provided herein, all its right, title and interest in, to and under, the Receivable Assets.

(b) The Transferor may, at any time upon at least 30 days’ prior written notice to Program Agent and each Investor Agent, (i) upon the next succeeding Settlement Date, terminate the facility provided for in this Agreement in whole, and (ii) reduce in whole or in part the unused portion of the Facility Limit, provided that, (x) each partial reduction shall be in the amount of at least $10,000,000 or an integral multiple thereof and (y) such reduction shall be allocated pro rata among the Committed Acquisition Limits of each of the Banks.

SECTION 2.02 Making Acquisitions.

(a) Initial Acquisitions. The initial acquisition of Receivable Assets by the Program Agent for the benefit of the Co-Acquirers shall be made on at least two Business Days notice from the Transferor to the Program Agent and each Investor Agent. Such notice shall be in the form of Annex B, and specify (i) the cash consideration requested to be received by the Transferor, which shall not be less than $250,000,000 nor more than the Total Investment Limit, (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Conduit Limit of each Group) (such allocated amounts being referred to herein as the initial “Investment” of each applicable Co-Acquirer), (iii) the amount of the Deferred Consideration on the date of the requested acquisition (after giving effect to such acquisition), (iv) the allocation of such Deferred Consideration among each of the Groups (which shall be proportional to the Conduit Limit of each Group), (v) the date (with respect to the first acquisition hereunder, the “Initial Acquisition Date”) of such acquisition (which, with respect to the first acquisition hereunder, shall be December 16, 2011), and (vi) if the Assignee Rate is to apply to any Receivable Interest arising out of the funding of such acquisition, the duration of the initial Fixed Period for such Receivable Interest. Each Conduit shall promptly notify the Program Agent whether such Conduit has determined to fund the requested acquisition on the terms specified by the Transferor, and the BTMU Conduits shall notify the Program Agent of the allocation as between them of the portion of the Investment allocated to their Group (which allocation shall be as mutually agreed by the BTMU Conduits, in their sole discretion). The Program Agent shall promptly thereafter notify the Transferor whether the Conduits have determined to fund the requested acquisition and, if so, whether all of the terms specified by the Transferor are acceptable to the Conduits.

If the BTMU Conduits or any other Conduit has determined not to fund the entire amount of such proposed acquisition to be made by them or it, the Investor Agent for such Conduit(s) shall promptly send notice of the proposed acquisition to all of the Related Banks for such Conduit(s) concurrently by e-mail or telecopier, specifying the date of such acquisition, the aggregate amount of Investment to be funded by such Related Banks (which amount shall be equal to the portion of the initial Investment requested to be funded by such Conduit(s)), the amount of the Deferred Consideration on the date of the requested acquisition (after giving effect to such acquisition) allocable to such Related Banks, each such Related Bank’s portion thereof (determined ratably in accordance with its respective Committed Acquisition Limit), whether the Yield for the Fixed Period for any Receivable Interest arising out of such acquisition is calculated based on the Adjusted Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the acquisition date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Transferor has not selected another period).

On the date of an initial acquisition, upon satisfaction of the applicable conditions set forth in this Article II and Article III, (i) the Transferor shall transfer and assign to the Program Agent, for the benefit of the applicable Co-Acquirers, and the Program Agent, for the benefit of the applicable Co-Acquirers, shall acquire from the Transferor all of the Transferor’s right, title and interest in the Receivable Assets existing on the date of such acquisition in exchange for the payment of the consideration for such transfer and assignment, which shall be made by a combination of a cash payment on such date (as provided in the immediately following clause (ii)) and deferred payments paid over time (subject to the conditions set forth herein) in the amount of the Deferred Consideration, and (ii) each applicable Conduit and/or Bank, as the case may be, shall make available to the Transferor an amount equal to the lesser of (x) its requested Investment and (y) its allocable share of the Total Investment Limit, by deposit of such amount in same day funds to the account of the Transferor set forth on Schedule VII hereto.

If, following an initial acquisition hereunder, the Total Investment has been reduced to zero, the Transferor may at any time thereafter request a new initial acquisition under this Section 2.02(a), subject to the conditions set forth herein.

(b) Subsequent Acquisitions. On each Business Day following the Initial Acquisition Date, the Transferor shall transfer to the Program Agent, for the benefit of the Co-Acquirers that have any outstanding Investment, and the Program Agent, for the benefit of such Co-Acquirers, shall acquire from the Transferor, all Receivable Assets which have arisen subsequent to the previous acquisition and which have not theretofore been assigned and transferred to the Program Agent, for the benefit of the Co-Acquirers, in consideration for the payment there for in the manner provided herein and in Section 2.02(c); provided, however, that (i) in no event shall any transfer and assignment of Receivable Assets be made hereunder after the Program Amortization Date and (ii) from and after any date on which the Total Investment has been reduced to zero, all accrued Yield and Fees have been paid in full and all other amounts owed by the Transferor hereunder have been paid in full, Transferor shall cease to assign and transfer newly arising Receivable Assets pursuant to this Section 2.02(b) until such time as a new initial acquisition shall have been made under Section 2.02(a). The funding of all acquisitions of Receivable Assets pursuant to this Section 2.02(b) shall be allocated among the applicable Co-Acquirers ratably in accordance with their respective outstanding Investment. Except to the extent that consideration is advanced in cash pursuant to Section 2.02(c) or by payment of Collections to the Transferor pursuant to Section 2.04(c), such acquisition shall be paid by an adjustment to the Deferred Consideration.

(c) Payments of Additional Investment. At any time following an initial acquisition pursuant to Section 2.02(a) and prior to the Program Amortization Date, the Transferor may, on at least two (2) Business Day’s notice to the Program Agent and each Investor Agent (provided that, any such notice received by the Program Agent and the Investor Agents after 12:00 noon (New York City time) on a particular Business Day shall be deemed to have been received on the following Business Day), request the Program Agent, for the benefit of the Co-Acquirers that have any outstanding Investment, to make additional cash payments to the Transferor on account of the Deferred Consideration in respect of the Receivable Assets (each, a “Capital Payment”). Such notice shall be in the form of Annex B, and specify (i) the requested amount of the Capital Payment to be paid to the Transferor, which shall not be less than $75,000,000 nor more than the excess (if any) of the Total Investment Limit over the Total Investment prior to giving effect to such Capital Payment, (ii) the allocation of such Capital Payment among each of the Groups (which shall be proportional to the Conduit Limit of each Group) (such allocated amounts shall constitute additional “Investment”), (iii) the amount of the Deferred Consideration on the date of such Capital Payment (and after giving effect thereto), (iv) the allocation of such Deferred Consideration among each of the Groups (which shall be proportional to the Conduit Limit of each Group), (v) the date of such Capital Payment (which shall be a Business Day), and (vi) if the Assignee Rate is to apply to any Receivable Interest arising out of such Capital Payment, the duration of the initial Fixed Period for such Receivable Interest. Each Conduit that holds any Receivable Interest shall promptly notify the Program Agent whether such Conduit has determined to make its pro rata share of the requested Capital Payment on the terms specified by the Transferor. The Program Agent shall promptly thereafter notify the Transferor whether the Conduits have determined to make the requested Capital Payment and, if so, whether all of the terms specified by the Transferor are acceptable to the Conduits.

If any Conduit does not have any outstanding Investment or has determined not to fund its pro rata amount of such Capital Payment, such Conduit shall promptly send notice of the proposed Capital Payment to all of the Related Banks for such Conduit concurrently by e-mail or telecopier specifying the date of such Capital Payment, the aggregate amount of the Capital Payment being requested of such Related Banks (which amount shall be equal to the portion of the Capital Payment requested to be funded by such Conduit), each such Related Bank’s portion thereof (determined ratably in accordance with its respective Committed Acquisition Limit), whether the Yield for the Fixed Period for any Receivable Interest arising out of such Capital Payment is calculated based on the Adjusted Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the date of the proposed Capital Payment) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Transferor has not selected another period).

On the date of each such Capital Payment, upon satisfaction of the applicable conditions set forth in this Article II and Article III, each applicable Conduit and/or Bank shall make available to the Transferor an amount equal to its pro rata share of the requested Capital Payment (not to exceed its pro rata share of an amount equal to the Total Investment Limit minus the Total Investment prior to giving effect to such Capital Payment) by deposit of such amount in same day funds to the account set forth on Schedule VII hereto. Concurrently with the making of each Capital Payment, the Deferred Consideration shall be reduced by the amount of such Capital Payment. If any Capital Payment is being made by any Related Bank at any time when the applicable Conduit is the holder of any Receivable Interest, such Conduit will concurrently sell its Receivable Interest to such Bank in accordance with Section 2.02(d).

(d) Sale of Receivable Interests by a Conduit to its Related Bank. If any Conduit is required to sell its Receivable Interest to its Related Bank(s) pursuant to Section 2.02(c), then each such Related Bank shall, and agrees to, (i) purchase from such Conduit its pro rata share (determined in accordance with its Committed Acquisition Limit) of the Receivable

Interest and Investment then held by such Conduit for a purchase price equal to its pro rata share of the sum of such Investment plus accrued and unpaid Yield and fees thereon, which purchase price shall be payable in immediately available funds on the date that such Conduit determines not to make a Capital Payment, and (ii) concurrently therewith, assume from such Conduit the obligation of such Conduit to pay its pro rata share of any portion of the Deferred Consideration. Such Conduit shall immediately notify the Program Agent and the Transferor of any such purchase and no further documentation of such purchase shall be required for the effectiveness thereof.

(e) Ownership of Receivable Assets. Effective on the date of each transfer pursuant to this Section 2.02, the Transferor hereby transfers and assigns to the Program Agent, for the benefit of the Co-Acquirers funding such acquisition, all Receivable Assets then existing, and each Co-Acquirer funding such acquisition shall have acquired an interest therein equal to its Receivable Interest. For the avoidance of doubt, the Program Agent and the Co-Acquirers hereby agree that each acquisition made by the Program Agent hereunder is made for the benefit of the Co-Acquirers.

(f) Limitations on Acquisitions. Notwithstanding the foregoing, (i) neither the BTMU Conduits, collectively, nor any other Conduit, shall fund acquisitions under this Section 2.02 at any time in an amount which would exceed the Conduit Limit of such Conduit’s Group and (ii) a Bank shall not be obligated to fund acquisitions under this Section 2.02 at any time in an amount which would exceed such Bank’s Committed Acquisition Limit less such Bank’s ratable share of the aggregate outstanding portion of Investment held by the Conduit(s) in such Bank’s Group (whether or not any portion thereof has been assigned under an Asset Purchase Agreement), after giving effect to reductions of the Investment held by the Conduit(s) in such Bank’s Group to be made on the date of such acquisition (whether from the distribution of Collections or from the proceeds of acquisitions by such Bank). Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Transferor any funds in connection with any acquisition shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such acquisition, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any acquisition.

SECTION 2.03 Deferred Consideration. (a) No interest shall accrue or be payable on the Deferred Consideration.

(b) Deferred Consideration is payable solely from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04(c)(vi) and from Capital Payments, subject to the conditions set forth in Section 2.02(c). The Transferor agrees that it shall have no recourse to, or claim against, the Program Agent, any Investor Agent, any Conduit or Bank or the assets or property of the Program Agent, any Investor Agent, any Conduit or Bank if such Collections or Capital Payments (if made to the extent required by this Agreement) should be insufficient to pay the Deferred Consideration.

SECTION 2.04 Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer, in accordance with the terms of Article VI of this Agreement. The Transferor shall provide to the Servicer (if other than the Transferor) on a timely basis all information needed for such administration, including current computations of each Receivable Interest and the Deferred Consideration.

(b) The Servicer shall, on each day on which Collections of Pool Receivables are received by it, hold all such Collections in trust for the benefit of the Co-Acquirers and remit such collections on a monthly basis on each Settlement Date as hereafter provided in this Section 2.04. In the event that (i) an Event of Termination or an Incipient Primary Insolvency Event occurs and is continuing, or (ii) two or more of Fitch, Moody’s and S&P rate NBCUniversal’s long-term unsecured non-credit-enhanced debt below investment grade (i.e., below Baa3 or BBB-) or withdraw or suspend such debt rating (each of the foregoing, a “Daily Remittance Event”), the Servicer shall be required to remit all Collections received by NBCUniversal and the other Originators on a daily basis to a new, dedicated bank account, established by the Program Agent for the benefit of the Co-Acquirers prior to or promptly following a Daily Remittance Event (such account, the “Program Agent’s Account”), immediately upon notice to the Servicer, which notice shall include the details of the Program Agent’s Account and shall be given by the Program Agent promptly following the later of (A) the establishment of such account and (B) the Program Agent’s knowledge of the occurrence of a continuing Daily Remittance Event; provided that, if (x) proceedings giving rise to any such Incipient Primary Insolvency Event are successfully stayed and discharged prior to the maturation of a Primary Insolvency Event, or (y) subsequent to the occurrence of the circumstances described in clause (ii) above, two or more of Fitch, Moody’s and S&P rate NBCUniversal’s long-term unsecured non-credit-enhanced debt investment grade or higher (i.e., Baa3 or BBB- or higher), then the obligation to remit collections on a daily basis arising from such Daily Remittance Event shall cease.

(c) On each Settlement Date, the Servicer (or the Program Agent, to the extent that Collections have been remitted to the Program Agent’s Account pursuant to Section 2.04(b)) shall remit Collections held by the Servicer (or the Program Agent, as applicable) with respect to the most recently ended Settlement Period as follows:

(i) first, to the Program Agent and each Investor Agent in payment of any amounts owed by the Transferor pursuant to Section 11.04(a) in connection with out-of-pocket costs and expenses incurred in the enforcement of this Agreement and the other Transaction Documents;

(ii) second, to the Servicer, the Servicer Fee for such Settlement Period;

(iii) third, to each Investor Agent, for itself and the Co-Acquirers in its Group, in payment in full of all accrued Yield and Fees (and any related accrued Liquidation Fee), as reported to the Servicer by such Investor Agent no later than the third Business Day preceding such Settlement Date;

(iv) fourth, to each Investor Agent, pro rata (based on the aggregate outstanding Investment of the Co-Acquirers in its Group), for the Co-Acquirers in its Group, (i) during a Partial Amortization Period, the excess of the Total Investment over the Total Investment Limit, and (ii) following the occurrence of the Program

Amortization Event, all remaining Collections, for application to the Total Investment until Total Investment has been reduced to zero;

(v) fifth, to the Program Agent and the Investor Agents, in payment of any other amounts owed by the Transferor hereunder which have not been paid pursuant to clauses (i) through (iv) above; and

(vi) sixth, to the Transferor, on account of the Deferred Consideration.

(d) Funds that are to be remitted to an Investor Agent pursuant to Section 2.04(c) shall be remitted to the Investor Agent’s Account of such Investor Agent. Upon receipt of funds deposited into an Investor Agent’s Account, the applicable Investor Agent shall distribute such funds to itself and the Co-Acquirers in its Group in the same order of priority as clauses (iii), (iv) and (v) of Section 2.04(c).

(e) For the purposes of this Section 2.04:

(i) on any day on which the Receivable Balance of any outstanding Eligible Receivable is reduced as a result of a Dilution, the Transferor shall be deemed to have received on the day of such reduction a Collection of such Pool Receivable in the amount of such reduction and the Transferor shall compensate the Program Agent, on behalf of the Co-Acquirers, for such reduction in the balance of such Eligible Receivable as herein provided;

(ii) if the Transferor has represented that a Receivable was an Eligible Receivable as of the date of transfer and assignment to the Program Agent, on behalf of the Co-Acquirers, and such representation was not true and correct in any material respect as of the date made, upon the earlier of (x) Knowledge thereof by a Responsible Officer of the Transferor and (y) receipt by Transferor of notice thereof given by the Program Agent, on behalf of the Co-Acquirers, then the Transferor shall be required to accept a reassignment of such Receivable in exchange for payment of the Receivable Balance of such Receivable. Not later than the first Settlement Date after Transferor is required pursuant to this Section 2.04(e)(ii) to accept a reassignment of such Receivable, Transferor shall transfer to Servicer, on behalf of the Program Agent (or, if a Daily Remittance Event has occurred, directly to the Program Agent’s Account), immediately available funds in the amount of the Receivable Balance of such Receivable. Transferor shall be entitled to any payments by Obligors in respect of a Receivable reassigned pursuant to this Section 2.04(e)(ii) from and after the date the Program Agent, on behalf of the Co-Acquirers, has received the full payment required pursuant to the immediately preceding sentence. Upon the payment, if any, required to be made to the Program Agent, for the benefit of the Co-Acquirers, as provided in this Section 2.04(e)(ii), the Program Agent, on behalf of the Co-Acquirers, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor, without recourse, representation or warranty, all the right, title and interest of the Program Agent, for the benefit of the Co-Acquirers, in and to such Receivable, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Program Agent, on behalf of the Co-Acquirers, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of such Receivable pursuant to this Section 2.04(e)(ii). The obligation of Transferor to make the payments, if any, required to be made pursuant to this Section 2.04(e)(ii) shall be the sole remedy respecting any event giving rise to such obligation available to Program Agent, on behalf of the Co-Acquirers, or any assignee of its rights under this Agreement; provided that, if the Transferor fails to perform its obligations under this Section 2.04(e)(ii), the Agents may exercise any and all rights and remedies which they may have under this Agreement and all other rights and remedies provided hereunder or under applicable law, which rights and remedies shall be cumulative;

(iii) any payment required to be made by the Transferor pursuant to the immediately preceding clause (ii) shall be made on the next occurring Settlement Date, and may be made by offset by the Program Agent, in its sole discretion, on behalf of the Co-Acquirers, against payment of any consideration, including any Deferred Consideration, payable by the Co-Acquirers for the Receivables; and

(iv) if and to the extent the Program Agent or any of the Investor Agents, Conduits or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received and never to have been paid by the Obligor and, accordingly, the Transferor shall be required to remit such amount to the Program Agent or such Investor Agent, Conduit or the Bank, as the case may be, if and to the extent the Transferor receives any distribution from or on behalf of such Obligor in respect thereof, payable when and to the extent that any such distribution from or on behalf of such Obligor is made in respect thereof.

(f) Within five Business Days after (i) the end of each Fixed Period in respect of which Yield is computed by reference to the Conduit Rate, each Investor Agent shall furnish the Transferor, and (ii) the end of each Fixed Period in respect of which Yield is computed by reference to the Alternate Base Rate, the applicable Investor Agent shall furnish Transferor, with an invoice setting forth the amount of the accrued and unpaid Yield and Fees for such Fixed Period with respect to the Investment of the Co-Acquirers in such Investor Agent’s Group.

SECTION 2.05 Fees. (a) Each Conduit and Bank shall pay to the Servicer a fee (the “Servicer Fee”) at the Servicer Fee Rate on an amount equal to its pro rata share (based on its Receivable Interest) of the average daily Net Pool Balance during each Settlement Period, payable on the next occurring Settlement Date. Each Investor Agent, the Program Agent and the Servicer (if not the Parent or an Affiliate of the Parent) may mutually agree upon another percentage per annum to replace the Servicer Fee Rate, provided that, the replacement Servicer Fee upon application of such other percentage rate shall not exceed 110% of ordinary and reasonable servicing costs. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.

(b) The Transferor shall pay to the Investor Agents certain fees (collectively, the “Fees”) in the amounts and on the dates set forth in a separate fee agreement of even date among the Transferor, the Program Agent and the Investor Agents, as the same may be amended or restated from time to time (the “Fee Agreement”).

SECTION 2.06 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Program Agent’s Account or the applicable Investor Agent’s Account, as applicable.

(b) All computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 2.07 Dividing or Combining Receivable Interests. Any Investor Agent may, upon notice to the Transferor prior to the last day of any Fixed Period, either (i) divide any Receivable Interest held by one or more Co-Acquirers in its Group into two or more Receivable Interests of such Co-Acquirers having aggregate Investment equal to the Investment of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests held by one or more Co-Acquirers in its Group originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Investment equal to the aggregate of the Investment of such Receivable Interests; provided, however, that no Receivable Interest held by a Conduit may be combined with a Receivable Interest held by any Bank.

SECTION 2.08 Increased Costs. (a) If any Co-Acquirer, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Conduit in connection with such Conduit’s commercial paper program) which acquires or enters into a commitment to acquire Receivable Assets or interests therein, or any of their respective Affiliates (each an “Affected Person”; provided that, any participant acquiring an interest in a Receivable Asset shall only be entitled to benefits hereunder arising from such status to the extent the Co-Acquirers from which it shall obtain such interest would have been so entitled) determines that compliance with any Change in Law (other than with respect to Taxes, which, for the avoidance of doubt, are addressed in Section 2.10) or the occurrence after the date hereof of any Accounting Based Consolidation Event (i) adversely affects or would adversely affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment under the Transaction Documents or its Asset Purchase Agreement or the acquiring or maintaining any and all rights and interests in its Receivable Interest, (ii) increases the cost of making or maintaining such commitment under the Transaction Documents or its Asset Purchase Agreement or acquiring or maintaining any and all rights in its Receivable Interests or (iii) reduces any sum received or receivable by an Affected Person in connection with the Transaction Documents or any Asset Purchase Agreement, then, upon demand by such Affected Person (with a copy to the Program Agent), the Transferor shall, on the next Settlement Date following such demand which is at least 15 Business Days following such demand, pay to the Investor Agent for such Affected Person’s Group for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected

Person, additional amounts sufficient to compensate such Affected Person for such increase in capital, increased cost and/or reduced return. A certificate as to such amounts submitted to the Transferor and the Program Agent and the applicable Investor Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b) If, due to a Change in Law, other than compliance with respect to Taxes, there shall be any increase in the cost to any Co-Acquirer of agreeing to acquire or acquiring, or maintaining any and all interests in its Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Co-Acquirer (with a copy to the Program Agent and the Investor Agent for such Co-Acquirer), the Transferor shall, on the next Settlement Date following such demand which is at least 15 Business Days following such demand, pay to the Investor Agent for the account of such Co-Acquirer, from time to time as specified by such Co-Acquirer, additional amounts sufficient to compensate such Co-Acquirer for such increased costs. A certificate as to such amounts submitted to the Transferor and the Program Agent and the Investor Agent for such Co-Acquirer shall be conclusive and binding for all purposes, absent manifest error.

(c) The Transferor shall not be required to compensate a Co-Acquirer pursuant to this Section 2.08 for any increased costs incurred or reductions suffered more than six months prior to the date that such Co-Acquirer notifies the Transferor of the Change in Law giving rise to such increased costs or reductions, and of such Co-Acquirer’s intention to claim compensation therefor, provided that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of retroactive effect thereof. Any Co-Acquirer claiming any additional amounts payable pursuant to this Section 2.08 agrees, subject to compliance with its internal policies, to designate a different office or branch of such Co-Acquirer as its lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts to be paid by the Transferor and, to the extent reasonably possible, upon request of Transferor, to take such other action not otherwise disadvantageous to it to reduce any liability of the Transferor provided, further, that such Co-Acquirer shall impose such costs on Transferor only if such Co-Acquirer is treating substantially all similarly situated Persons with which it has a similar business relationship in a manner that is consistent with the treatment afforded the Transferor hereunder. Each Co-Acquirer shall deliver a written statement to Transferor as to any amount due under Section 2.08 and containing the other information contemplated by such Sections. Such written statement shall set forth in reasonable detail the calculations upon which such Co-Acquirer determined such amount and shall be final, conclusive and binding on the Transferor in the absence of manifest error.

SECTION 2.09 Satisfaction of Payment Obligations Any payment which this Agreement directs the Servicer or the Transferor to make to the Program Agent and is made pursuant to the terms hereof in respect of amounts owed to Program Agent, any Conduit, any Investor Agent or the Banks shall satisfy, in the amount of such payment, the payment obligations of the Servicer or the Transferor to the Program Agent, such Conduit, such Investor Agent or the Banks as the case may be; provided, in each case, that any such payment obligation shall not be considered paid by any such payment to the extent that at any time all or a portion of such payment is rescinded or must be otherwise returned for any reason. Any payment which this Agreement directs the Servicer or the Transferor to make to an Investor Agent and is made pursuant to the terms hereof in respect of amounts owed to such Investor Agent, the related Conduit(s) in such Investor Agent’s Group and the Related Banks shall satisfy, in the amount of such payment, the payment obligations of the Servicer or the Transferor to the Investment Agent, related Conduit(s) in such Investor Agent’s Group or the Related Banks, as the case may be; provided, in each case, that any such payment obligation shall not be considered paid by any such payment to the extent that at any time all or a portion of such payment is rescinded or must be otherwise returned for any reason.

Payments that are to be remitted by the Servicer or the Transferor to the Program Agent or any Investor Agent pursuant to the terms of this Agreement shall be remitted to the Investor Agent’s Account of such Investor Agent, or, in the case of the payments to be remitted to the Program Agent, to the Investor Agent’s Account of BTMU. Upon receipt of funds deposited into an Investor Agent’s Account, the applicable Investor Agent (or, with respect to funds payable to the Program Agent remitted to the Investor Agent’s Account of BTMU, the Program Agent) shall distribute such funds to itself and the other members of its Group as their interests appear pursuant to the terms of this Agreement.

SECTION 2.10 Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer or the Transferor shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto unless otherwise required by any applicable law, excluding (i) net income taxes that are imposed by the United States, (ii) franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof, (iii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction, and (iv) any tax imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). Subject to Section 2.10(e), if the Transferor or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Transferor shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Transferor or the Servicer, as the case may be, shall make such deductions and (iii) the Transferor or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any such payment of Taxes, the Transferor or the Servicer, as the case may be, will furnish to such Affected Person the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Transferor agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as “Other Taxes”).

(c) Subject to Section 2.10(e), the Transferor will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Any such Affected Person shall cooperate, at the Transferor’s reasonable expense, with any reasonable request by the Transferor to seek a refund of such Taxes or Other Taxes that were not correctly or legally asserted, provided that (i) such cooperation has no adverse effect on such Affected Person, as reasonably determined by such Affected Person, and (ii) such Affected Person shall be under no obligation to provide copies of any tax returns to the Transferor, The indemnification described in this Section 2.10(c) shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent and the Investor Agent for such Affected Person’s Group). A certificate as to the amount of such indemnification submitted to the Transferor and the Program Agent and the Investor Agent for such Affected Person’s Group by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

(d) Each Affected Person which is a “United States person” as defined in Section 7701(a)(30) of the Code shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Transferor such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Form W-9 and any subsequent version thereof, properly completed and duly executed by such Affected Person, certifying that such Affected Person is exempt from U.S. federal backup withholding tax. Each Affected Person which is not a “United States Person”, as defined in the Code, and which is entitled to an exemption from, or reduction of, withholding tax under the laws of the United States as in effect on the date hereof (or, in the case of any Person which becomes an Affected Person after the date hereof, on the date on which it so becomes an Affected Person with respect to any payments under this Agreement) shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Transferor such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding or at a reduced rate. Each Affected Person which is organized outside the United States shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Transferor such documentation prescribed by FATCA and such additional documentation reasonably requested by the Transferor as may be necessary for the Transferor to comply with its obligations under FATCA and to determine that such Affected Person has complied with its obligations under FATCA or to determine the amount to deduct and withhold. Each such Affected Person shall from time to time thereafter, upon written request from the Transferor, deliver to the Transferor any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(e) The Transferor shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (d) above in a manner indicating that such Affected Person is not subject to withholding tax that is in effect at the time such Affected Person becomes a party to this Agreement; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Transferor shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

SECTION 2.11 Security Interest. (a) The parties hereto intend that this Agreement shall constitute a security agreement under applicable law, securing, among other things, the performance by the Transferor of all the terms, covenants and agreements on the part of the Transferor (whether as Transferor or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Transferor hereunder or thereunder, whether for Investment, Yield, indemnification payments, fees, expenses or otherwise, and, pursuant to the foregoing, the Transferor hereby assigns to the Program Agent for its benefit (solely with respect to amounts payable under clauses (i) and (v) of Section 2.04(c)) and the ratable benefit of the Co-Acquirers and the Investor Agents, and hereby grants to the Program Agent for its benefit (solely with respect to amounts payable under clauses (i) and (v) of Section 2.04(c)) and the ratable benefit of the Co-Acquirers and the Investor Agents, a security interest in, all of the Transferor’s right, title and interest in and to (A) the Sale Agreements, including, without limitation, (i) all rights of the Transferor to receive moneys due or to become due under or pursuant to the Sale Agreements, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Sale Agreements, (iii) all rights of the Transferor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Sale Agreements, (iv) claims of the Transferor for damages arising out of or for breach of or default under the Sale Agreements, and (v) the right of the Transferor to compel performance and otherwise exercise all remedies thereunder, (B) all Pool Receivables, whether now owned and existing or hereafter acquired or arising, and the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, and (C) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

(b) Notwithstanding anything herein to the contrary, the parties hereto each acknowledge that in substance the transactions contemplated by this Agreement constitute a loan by the Conduits and/or the Banks through the Program Agent to the Transferor for tax purposes and that it is their mutual intent that, for all applicable tax purposes, the transactions contemplated by this Agreement shall be treated as a loan to Transferor. Further, the parties hereto each covenant, unless otherwise required by law, to treat the transactions contemplated by this Agreement as a loan by the Conduits and/or the Banks through the Program Agent to the Transferor for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenant, unless otherwise required by law, that neither they nor any of their Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with such treatment. All successors and assignees of the parties hereto shall be bound by the provisions hereof.

SECTION 2.12 Sharing of Payments. If any Co-Acquirer or Investor Agent (for purposes of this Section only, referred to as a “Recipient”) shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Investment of, or Yield on, any Receivable Interest or portion thereof held by it in excess of its ratable share of payments made on account of the Total Investment of, or Yield on, all of the Receivable Interests held by the Conduits and the Banks (other than as a result of different methods for calculating Yield), such Recipient shall forthwith purchase from the Conduits or the Banks which received less than their ratable share participations in the Receivable Interests held by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the consideration paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.13 Right of Setoff. Without in any way limiting the provisions of Section 2.12, each Agent, each Conduit and each Bank is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuance of an Event of Termination to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness (including all general or special, time or demand, provisional or other deposits and other indebtedness) held or owing by such Agent, such Conduit or such Bank to, or for the account of, the Transferor, the Servicer or any Originator against any amount owing by the Transferor, the Servicer or such Originator, as the case may be, to such Person or to such Agent on behalf of such Person. For avoidance of doubt, the right of setoff set forth in this Section 2.13 does not permit setoff of deposits and indebtedness held or owed by one Person to or for the account of a second Person against amounts owed by any Person other than such second Person.

SECTION 2.14 Substitution of Co-Acquirers. If the Transferor shall become obligated to pay amounts under Section 2.08 to any Co-Acquirer or if any Co-Acquirer shall make any demand for payment under Section 2.08, the Transferor shall have the right to require such Co-Acquirer and each of the other members of such Co-Acquirer’s Group (each, a “Substitution Party”), to sell and assign, and upon request by the Transferor to such effect each such Substitution Party shall sell and assign, all of its interests, rights and obligations under this Agreement and under any Asset Purchase Agreement to which such Substitution Party is a party to (a) another Bank or Conduit, as applicable, or, in the case of the transfer of the rights, interests and obligations of an Investor Agent that is a Substitution Party or the Program Agent, to an Investor Agent (but no Bank, Conduit or Investor Agent shall have any obligation to make any such purchase or accept any such assignment) or (b) an assignee identified by the Transferor and with the consent of (x) the Program Agent (unless the Program Agent (in its capacity as a Bank or an Investor Agent) is a Substitution Party) or (y) in the case where the Program Agent (in its capacity as a Bank or an Investor Agent) is a Substitution Party, each of the remaining Investor Agents, which consent in each case shall not be unreasonably withheld; provided, however, that (i) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any Governmental Authority, (ii) the assigning Substitution Party shall have received from its assignee (or from the Transferor, in the case of amounts payable under Section 2.08) full payment in immediately available funds of all amounts payable to it in respect of any Investment, accrued Yield and Fees and other amounts owing to it under or in connection with each of this Agreement and any Asset Purchase Agreement to which such Substitution Party is a party, (iii) the assigning Substitution Party shall have been released of any and all liabilities and obligations under this Agreement and any Asset Purchase Agreement to which it is a party, (iv) such assignment shall be without recourse and shall be at the sole expense of the Transferor, and (v) the assigning Substitution Party shall continue to have the benefit of all indemnities and other agreements under this Agreement which survive the termination of this Agreement.

SECTION 2.15 Use of Proceeds. The Transferor hereby agrees that the proceeds of the initial acquisition on the Initial Acquisition Date shall be applied by the Transferor to pay the cash purchase price for Receivables pursuant to the SCA, and NBCUniversal hereby agrees that such cash purchase price received by it shall be applied by NBCUniversal to fund the payoff amounts required to be paid pursuant to the Termination Documentation.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement on the Closing Date is subject to the conditions precedent that the Program Agent and each Investor Agent shall have received on or before the Closing Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor Agent:

(a) Certified copies of the resolutions of the Parent, as sole member of the Transferor, and the Board of Directors of NBCUniversal, LLC, as parent of the Parent and the other Originators, approving this Agreement, the Sale Agreements and any other Transaction Documents to which the Transferor, the Parent and/or the other Originators, as applicable, are a party and certified copies of all documents evidencing other necessary corporate, limited partnership or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Agreement, the Sale Agreements and any such other Transaction Documents.

(b) A certificate of the Secretary or Assistant Secretary of the Transferor, the Parent and the other Originators certifying the names and true signatures of the officers of the Transferor, the Parent and the other Originators authorized to sign this Agreement, the Sale Agreements and the other documents to be delivered by it hereunder and thereunder.

(c) Favorable opinions of Dewey & LeBoeuf LLP, counsel for the Transferor, the Parent and the other Originators, substantially in the form of Annex C-1 hereto.

(d) Favorable opinions of internal counsel for the Transferor, the Parent and the other Originators, substantially in the form of Annexes C-2, C-3 and C-4 hereto.

(e) The Fee Agreement.

(f) An executed copy of each of the SCA and the Subsidiary Sale and Purchase Agreement.

(g) A copy of the limited liability company agreement, limited partnership agreement, by-laws, operating agreement or regulations of the Transferor, the Parent and the other Originators, certified by the Secretary or Assistant Secretary of the Transferor, the Parent or the other Originators, as the case may be.

(h) A copy of the certificate or articles of incorporation or the certificate of formation of each of the Transferor, the Parent and the other Originators certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each of the Transferor, the Parent and the other Originators which are not general partnerships from such Secretary of State or other official, dated as of a recent date.

SECTION 3.02 Conditions Precedent to Initial Acquisition. The initial acquisition of Receivable Assets under this Agreement is subject to the conditions precedent that (i) wires shall have been initiated to the appropriate recipients on December 16, 2011 for all funds necessary to accomplish such initial acquisition and (ii) the Program Agent and each Investor Agent shall have received on or before the date of such acquisition the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor Agent:

(a) Financing statements under the UCC of all jurisdictions that the Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Sale Agreements.

(b) All termination and amendment UCC-3s, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables or Related Security previously granted by the Transferor or any Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Transferor.

(c) Completed requests for information, dated on or before (but not more than 35 days before) the date of such initial acquisition, in all jurisdictions reasonably requested by the Program Agent, listing all effective financing statements filed in such jurisdictions that name the Transferor or any Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Related Security or the collateral security referred to in Section 2.11, other than financing statements to be terminated or amended by the UCC-3s delivered pursuant to Section 3.02(b)).

(d) Favorable opinions of Dewey & LeBoeuf LLP, counsel for the Transferor, the Parent and the other Originators, substantially in the form of Annexes C-5, C-6, C-7, C-8, and C-9 hereto.

(e) Copies of the fully-executed Termination Documentation, together with evidence that (i) all conditions precedent to the effectiveness of the transactions contemplated thereunder have been satisfied or waived (other than receipt of the funds in the amounts set forth therein) and (ii) NBCUniversal or its Affiliates shall have wired sufficient funds pursuant to the Termination Documentation in order to satisfy the payoff amounts thereunder to the extent such payoff amounts are in excess of the amount of the proceeds of the Investment made on the Initial Acquisition Date that is to be used to partially fund such payoff amounts.

SECTION 3.03 Conditions Precedent to Closing Date and All Acquisitions and Capital Payments. The effectiveness of this Agreement on the Closing Date, and each acquisition (including the initial acquisition) and each Capital Payment shall be subject to the further condition precedent that, on the Closing Date and on the date of such acquisition or Capital Payment, the following statements shall be true (and acceptance of the proceeds of such acquisition or Capital Payment shall be deemed a representation and warranty by the Transferor and the Servicer (each as to itself) that such statements are then true):

(i) The representations and warranties contained in Sections 4.01 and 4.02 are true and correct in all material respects (or, to the extent that any representation or warranty is qualified by a materiality standard, such representation and warranty is true and correct in all respects (after taking such standard into account)) on and as of the Closing Date (other than any representations and warranties in Section 4.01(h) that by their terms do not apply on or as of the Closing Date) or the date of such acquisition or Capital Payment, as applicable, as though made on and as of such date, except to the extent they expressly relate to an earlier date, and

(ii) No event has occurred and is continuing, or would result from such acquisition or Capital Payment, that constitutes an Event of Termination, an Incipient Event of Termination, a Servicer Default, or an Incipient Servicer Default.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants as follows:

(a) The Transferor is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction set forth in Schedule IV hereto (as such Schedule IV may be amended from time to time pursuant to Section 5.01(b)), and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Transferor of the Transaction Documents and the other documents to be delivered by it hereunder, including the Transferor’s use of the proceeds of transfers and assignments and Capital Payments, (i) are within the Transferor’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (a) the Transferor’s certificate of formation or limited liability company agreement or (b) except where the contravention would not have a Material Adverse Effect, any law, rule or regulation applicable to the Transferor, any contractual restriction binding on or affecting the Transferor or its property or any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the Transferor is a party has been duly executed and delivered by the Transferor.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Transferor of the Transaction Documents to which the Transferor is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

(d) Each of the Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to Debtor Relief Laws and to general principles of equity.

(e) [Intentionally omitted.]

(f) There is no pending or, to the knowledge of the Transferor, threatened action, investigation or proceeding affecting the Transferor or the Parent before any court, governmental agency or arbitrator which is reasonably likely to be adversely determined and, if so determined, would have a Material Adverse Effect.

(g) No proceeds of any transfer and assignment or Capital Payment will be used (i) to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or (ii) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States.

(h) Immediately prior to the acquisition by the Program Agent for the benefit of the relevant Conduits and/or Banks, as the case may be, the Transferor has purchased, for fair consideration and reasonably equivalent value, all of the right, title and interest of the Parent in the Pool Receivables, and is the legal and beneficial owner of the Pool Receivables and Related Security which are the subject of such purchase free and clear of any Lien; upon each acquisition, the Program Agent for the benefit of the relevant Conduits or the Banks, as the case may be, shall acquire a valid and perfected first priority security interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. On and from the Initial Acquisition Date, no effective financing statement or other instrument similar in effect covering any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Program Agent relating to this Agreement, those filed by NBCUniversal pursuant to the Subsidiary Sale and Purchase Agreement, and those filed by the Transferor pursuant to the SCA. Each Receivable characterized in any Servicer Report or other written statement made by or on behalf of the Transferor as an Eligible Receivable or as included in the Net Pool Balance is, as of the date of such Servicer Report or other statement, an Eligible Receivable or properly included in the Net Pool Balance.

(i) Each Servicer Report (if prepared by the Transferor or one of its Affiliates, or to the extent that information contained therein is supplied by the Transferor or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Transferor to the Program Agent, the Investor Agents, the Conduits or the Banks in connection with this Agreement is or will be accurate, complete and correct in all material respects as of its date or (except as otherwise disclosed to the Program Agent, the Investor Agents, the Conduits or the Banks, as the case may be, at such time) as of the date so furnished.

(j) The principal place of business and chief executive office of the Transferor and the office where the Transferor keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b). The Transferor is located in the jurisdiction of organization set forth in Schedule IV hereto for purposes of Section 9-307 of the UCC as in effect in the State of New York; and the office in the jurisdiction of organization of the Transferor in which a UCC financing statement is required to be filed in order to perfect the security interest granted by the Transferor hereunder is set forth in Schedule IV hereto (in each case as such Schedule IV may be amended from time to time pursuant to Section 5.01(b)).

(k) The account numbers of the Collection Accounts, together with the post office boxes of any related lock-boxes and the names and addresses of the banks with which such Collection Accounts are maintained, are as specified in Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 5.01(g). The Collection Accounts and the related lock-boxes are the only accounts and post office boxes into which Collections of Receivables are deposited or remitted.

(l) The Transferor is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) [Intentionally omitted.]

(n) The Transferor is not known by and does not use any tradename or doing-business-as name.

(o) The Transferor was formed on October 12, 2011, and since such date there has been no adverse change in the financial condition of the Transferor that would cause a Material Adverse Effect. The Transferor has conducted no business except as contemplated under this Agreement and the other Transaction Documents, and has no other obligations or outstanding security of any kind outside of this Agreement and the other Transaction Documents. The Transferor has no Subsidiaries.

(p) (i) The fair value of the property of the Transferor is greater than the total amount of liabilities, including contingent liabilities, of the Transferor, (ii) the present fair salable value of the assets of the Transferor is not less than the amount that will be required to pay all probable liabilities of the Transferor on its debts as they become absolute and matured, (iii) the Transferor does not intend to, and does not believe that it will, incur debts or liabilities beyond the Transferor’s abilities to pay such debts and liabilities as they mature and (iv) the Transferor is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Transferor’s property would constitute unreasonably small capital.

(q) With respect to each Pool Receivable, the Transferor (i) shall have received such Pool Receivable as a contribution to the capital of the Transferor by the Parent and/or (ii) shall have purchased such Pool Receivable from the Parent in exchange for payment (made by the Transferor to the Parent in accordance with the provisions of the SCA) of cash in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Parent to the Transferor and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

(r) The Transferor has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns required to be filed and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with generally accepted accounting principles).

(s) On and from the Initial Acquisition Date, (i) the additional representations and warranties set forth in Schedule IX are true and correct in all material respects and (ii) other than the filing of financing continuation statements required after the date this representation and warranty is made or is deemed made, all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of the Receivables to the Program Agent have been duly obtained, effected or given and are in full force and effect.

(t) No event has occurred and is continuing that constitutes an Event of Termination or an Incipient Event of Termination.

SECTION 4.02 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants as follows:

(a) The Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Servicer of this Agreement and any other documents to be delivered by it hereunder (i) are within the Servicer’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Servicer’s certificate of formation or limited liability company agreement, or (2) except where such contravention would not have a Material Adverse Effect, (x) any law, rule or regulation applicable to the Servicer, (y) any contractual restriction binding on or affecting the Servicer or its property or (z) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Servicer.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder.

(d) This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to Debtor Relief Laws and general principles of equity.

(e) The balance sheets of the Parent and its Subsidiaries as at September 30, 2011, and the related statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Agents, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied except to the extent noted therein, and since September 30, 2011 there has been no adverse change in the financial condition of the Parent which would cause a Material Adverse Effect.

(f) There is no pending or threatened action, investigation or proceeding affecting the Servicer before any court, governmental agency or arbitrator which is reasonably likely to be adversely determined and, if so determined, would have a Material Adverse Effect.

(g) Each Receivable characterized in any Servicer Report as an Eligible Receivable or as included in the Net Pool Balance is, as of the date of such Servicer Report, an Eligible Receivable or properly included in the Net Pool Balance.

(h) Each Servicer Report (if prepared by NBCUniversal or one of its Affiliates, or to the extent that information contained therein is supplied by NBCUniversal or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Servicer to the Agents, the Conduits or the Banks in connection with this Agreement is or will be accurate, complete and correct in all material respects as of its date or (except as otherwise disclosed to the Agents, Conduits or the Banks, as the case may be, at such time) as of the date so furnished.

(i) The Servicer is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code or Treasury Regulations issued pursuant thereto, other federal or state laws, and the regulations and published interpretations thereunder; (ii) there are no pending or, to the Knowledge of the Servicer, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan; (iii) no ERISA Event has occurred or is reasonably expected to occur; and (d) no Plan has any Unfunded Pension Liability.

(k) The Servicer and the Transferor have complied with all applicable “know your customer” regulations as would be relevant to the Receivables and the transactions contemplated by the Transaction Documents and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(l) The Servicer and each of the Transferring Subsidiaries has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns required to be filed and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than (x) with respect to the “Amounts Due” set forth in Schedule X, with respect to which the Servicer is taking (and is causing each applicable Transferring Subsidiary to take) all commercially reasonable actions necessary to release the related liens as promptly as practicable, and (y) any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with generally accepted accounting principles).

(m) The Servicer has complied in all material respects with the Credit and Collection Policies, and has not made a material change in such polices, except as permitted by the Transaction Documents.

(n) The account numbers of the Collection Accounts, together with the post office boxes of any related lock-boxes and the names and addresses of the banks with which such Collection Accounts are maintained, are as specified in Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 5.01(g). The Collection Accounts and the related lock-boxes are the only accounts and post office boxes into which Collections of Receivables are deposited or remitted. The Servicer is the accountholder and owner of each Collection Account and the owner or lessee of any related lock-boxes.

ARTICLE V

COVENANTS

SECTION 5.01 Covenants of the Transferor. Until the RAA Final Payment Date:

(a) Compliance with Laws, Etc. The Transferor will comply in all respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

(b) Offices, Records, Name and Organization. The Transferor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Transferor set forth on Schedule III hereto or, upon 30 days’ prior written notice to the Program Agent and each Investor Agent, at any other locations within the United States. The Transferor will not change its name or its state of formation, unless (i) the Transferor shall have provided the Program Agent and each Investor Agent with at least 30 days’ prior written notice thereof, together with an updated Schedule IV, and (ii) no later than the effective date of such change, all actions, documents and agreements reasonably requested by the Program Agent to protect and perfect the Program Agent’s interest in the Receivables, the Related Security and the other assets of the Transferor in which a security interest is granted hereunder have been taken and completed. Upon confirmation by the Program Agent to the Transferor of the Program Agent’s receipt of any such notice (together with an updated Schedule IV) and the completion or receipt of the actions, agreements and documents referred to in clause (ii) of the preceding sentence, Schedule IV hereto shall, without further action by any party, be deemed to be amended and replaced by the updated Schedule IV accompanying such notice.

(c) Performance and Compliance with Contracts and Credit and Collection Policies. The Transferor will, at its expense, comply with and perform its obligations under the Contracts with respect to any Pool Receivables and under the Credit and Collection Policies, except that it shall not constitute a breach of this covenant insofar as any such failure to comply or perform would not adversely affect the rights of the Program Agent or any Co-Acquirer in any material respect;

(d) Sales, Liens, Etc. Except for the security and all other interests created hereunder in favor of the Program Agent for the benefit of the Co-Acquirers, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

(e) Extension or Amendment of Receivables. Except as provided in Section 6.02(c), the Transferor will not (and will not permit the Servicer or any Originator to) extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto (insofar as it would have such effect on an existing Pool Receivable).

(f) Change in Business or Credit and Collection Policies. Without consent of the Program Agent, such consent not to be unreasonably withheld or delayed, the Transferor will not make any change in the Credit and Collection Policies that would adversely affect the rights of the Program Agent or any Co-Acquirer in any material respect. The Transferor will not make any change in the character of its business which change could impair, individually or in the aggregate, the value, collectibility, validity or enforceability of any Receivable or otherwise have, individually or in the aggregate, a Material Adverse Effect.

(g) Change in Payment Instructions to Obligors. The Transferor will not add or terminate any account as a Collection Account to or from those listed in Schedule I hereto unless the Program Agent shall have received prior notice of such addition or termination (including an updated Schedule I). Upon confirmation by the Program Agent to the Transferor of the Program Agent’s receipt of any such notice and the related documents, Schedule I hereto shall, without further action by any party, be deemed to be amended and replaced by the updated Schedule I accompanying such notice. The Transferor will not make any change in its instructions to any Obligor requiring such Obligor to make payment on Pool Receivables to any account other than a Collection Account, unless the Program Agent shall have received prior notice of such change and shall have provided its prior written consent to such change.

(h) Deposits to Lock-Boxes and Deposit Accounts. The Transferor will (or will cause the Servicer or the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to a Collection Account listed in Schedule I hereto (as the same may be amended pursuant to Section 5.01(g)). If the Transferor shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Collection Account.

(i) [Intentionally Omitted.]

(j) Marking of Records. At its expense, the Transferor will mark its master data processing records evidencing Pool Receivables with a legend evidencing that such Pool Receivables have been transferred in accordance with this Agreement.

(k) Further Assurances. (i) The Transferor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions that the Program Agent or any Investor Agent may reasonably request, as necessary or desirable, to perfect, protect or more fully evidence the Receivable Assets acquired under this Agreement, or to enable the Conduits, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies under this Agreement.

(ii) The Transferor authorizes the Program Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security and the Collections with respect thereto, which financing statements may describe the collateral covered thereby as “all assets of the Seller,” “all personal property of the Seller” or words of similar effect.

(l) Reporting Requirements. The Transferor will provide to the Agents (in multiple copies, if requested by any Agent) the following:

(i) (x) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, consolidated balance sheets as at the end of such fiscal quarter, and related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified either (1) in accordance with the requirements of the Securities Exchange Act of 1934 or (2) otherwise by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations and cash flows of the Parent, in accordance with GAAP, subject only to pro forma adjustments and normal year-end audit adjustments, and except for the absence of footnotes; and

(y) as soon as available, but in any event within 105 days after the end of each fiscal year of the Parent, consolidated balance sheets as at the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year of the Parent, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, an unaudited profit and loss statement and year-end balance sheet of the Transferor for such fiscal year, certified by the chief financial officer or treasurer of the Transferor;

(iii) as soon as possible and in any event within five days after a Responsible Officer obtains Knowledge of an occurrence of each Event of Termination or Incipient Event of Termination, a statement of a Responsible Officer of the Transferor setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Transferor has taken and proposes to take with respect thereto;

(iv) at least 15 days prior to any change in the name or jurisdiction of organization of the Parent, any Originator or the Transferor, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

(v) promptly after a Responsible Officer of the Transferor obtains Knowledge thereof, notice of any “Event of Termination” or “Sale Termination Date” under either of the Sale Agreements;

(vi) promptly after a Responsible Officer of the Transferor obtains Knowledge thereof, and in any event within five Business Days of the date such Responsible Officer obtained such Knowledge, notice of (i) any litigation having a reasonable risk of being determined adversely and, if adversely determined, having a Material Adverse Effect, (ii) any Primary Insolvency Event or Incipient Primary Insolvency Event, and (iii) any breach of any representation, warranty or covenant under this Agreement or any of the other Transaction Documents;

(vii) promptly after receipt thereof, copies of all notices received by the Transferor from NBCUniversal or any Originator under the Sale Agreements; and

(viii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Transferor, the Parent or any other Originator, including, without limitation, the amount of the Deferred Consideration, as the Program Agent or any Investor Agent may from time to time reasonably request.

Financial statements and other documents required to be delivered pursuant to clause (i) of this Section 5.01(l) may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) to the extent such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission, when such filing is available to the Program Agent on EDGAR, or (ii) in any case, on the date on which such documents are posted on the Parent’s behalf on an Internet website to which the Program Agent has access and the Parent notifies the Program Agent of such posting. If the Parent provides the financial statements and other documents required to be delivered pursuant to clauses (i), (ii) and (v) of this Section 5.01(l) electronically pursuant to the preceding sentence, the Parent will provide printed versions of such financial statements and other documents to the Program Agent upon the Program Agent’s request.

(m) Separateness. (i) The Transferor shall at all times maintain one or more independent managers, each of whom (v) is employed by, and has at least three years of employment experience with, one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, (w) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of an Affiliate of the Transferor or any Other Company, (x) is not a current or former officer or employee of the Transferor, (y) is not a stockholder of any Other Company or any of their respective Affiliates and (z) is reasonably acceptable to the Program Agent.

(ii) The Transferor shall not direct or participate in the management of any of the Other Companies’ operations.

(iii) The Transferor shall conduct its business from a designated office which may be located in the same facility as one or more of the Other Companies. The Transferor shall have stationery and other business forms separate from that of the Other Companies and any other Person.

(iv) The Transferor shall at all times be adequately capitalized in light of its contemplated business.

(v) The Transferor shall at all times provide for its own operating expenses and liabilities from its own funds.

(vi) The Transferor shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies and any other Person. The Transferor shall hold itself out to the public under the Transferor’s own name as a legal entity separate and distinct from the Other Companies. The Transferor shall not hold itself out as having agreed to pay, or as being primarily or secondarily liable for, any obligations of the Other Companies or any other Person.

(vii) The Transferor shall not maintain any joint account with any Other Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company or any other Person or any other Person.

(viii) The Transferor shall not make any payment or distribution of assets with respect to any obligation of any Other Company or any other Person or grant any Lien on any of its assets to secure any obligation of any Other Company or any other Person.

(ix) The Transferor shall not make loans or advances or otherwise extend credit to any of the Other Companies.

(x) The Transferor shall hold regular duly noticed meetings of its Board of Directors and make and retain minutes of such meetings.

(xi) The Transferor shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

(xii) The Transferor shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the SCA.

(xiii) The Transferor shall comply with (and cause to be true and correct) each of the facts and assumptions contained in paragraphs 1 - 14 on pages 8 - 10 and paragraphs 1 - 29 on pages 20 - 23 of the opinion of Dewey LeBoeuf LLP delivered pursuant to Section 3.02(d) and designated as Annex C-7 to this Agreement.

(n) Sale Agreements. The Transferor will not amend, waive or modify, or consent to any amendment, waiver or modification of, any provision of the Sale Agreements or waive, or consent to the waiver of, the occurrence of any default under the Sale Agreements, without in each case the prior written consent of the Program Agent and each Investor Agent. The Transferor will perform all of its obligations under the SCA in all material respects and will enforce the Sale Agreements in accordance with their respective terms in all material respects.

(o) Nature of Business. The Transferor will not engage in any business other than the purchase or acquisition of Receivables, Related Security and Collections from the Parent and the transactions contemplated by this Agreement and the other Transaction Documents. The Transferor will not create or form any Subsidiary.

(p) Mergers, Etc. The Transferor will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the SCA.

(q) Distributions, Etc. The Transferor will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests of the Transferor, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests of the Transferor or any warrants, rights or options to acquire any such membership interests, now or hereafter outstanding; provided, however, that the Transferor may declare and pay cash distributions on its membership interests to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such distributions are in compliance with all applicable law including the limited liability company law of the state of Transferor’s formation, and (iii) such distributions have been approved by all necessary and appropriate limited liability company action of the Transferor.

(r) Debt; Business Activity. The Transferor will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the other Transaction Documents.

(s) Limited Liability Company Agreement. The Transferor will not amend, restate, supplement or otherwise modify its limited liability company agreement without the prior written consent of the Program Agent, provided that, except with respect to any amendment, restatement, supplement or other modification to (i) the definition of “Independent Manager” set forth therein, (ii) any of Sections 4.1, 7.1, 8.1, 8.3, 8.4, 12.1, 13.1, 14.1 or 15.1 thereof and (iii) the Definitions Addendum attached thereto, the Program Agent shall not unreasonably withhold or delay any such consent.

SECTION 5.02 Covenants of the Transferor and NBCUniversal. The Transferor covenants with respect to itself only as follows, and NBCUniversal covenants with respect to itself and each Transferring Subsidiary as follows:

Until the RAA Final Payment Date, and subject, in each case, to the Program Agent’s agreement to maintain the confidentiality of NBCUniversal’s and the Transferor’s proprietary business information, the Transferor and the Parent shall:

(a) upon at least ten Business Days’ prior notice, and not more than once per calendar year, permit the Program Agent, for the benefit, and at the direction, of the Investor Agents and the Co-Acquirers, to perform audits of NBCUniversal and the Transferring Subsidiaries and the Transferor with respect to matters relating to the Receivables or NBCUniversal’s or the Transferor’s and/or the Transferring Subsidiaries’ performance and activities under or in connection with this Agreement and the other Transaction Documents at the reasonable expense of NBCUniversal or the Transferor, as applicable; provided that, upon the occurrence and during the continuance of an Event of Termination or a Servicer Default, such audits may be performed on two Business Days’ notice and there shall be no limit on the number of audits which may be performed; provided, further, that NBCUniversal and the Transferor shall not be obligated to pay for more than one such audit in any calendar quarter and in excess of $50,000 for any single audit; and

(b) upon at least two Business Days’ prior notice, permit representatives or agents of the Program Agent (including, for purposes of any inspection (but not visit), internal auditors but excluding any third party auditors), for the benefit, and at the direction, of the

Investor Agents and the Co-Acquirers, during normal business hours to (A) visit the properties of NBCUniversal, the Transferor and the Transferring Subsidiaries utilized in connection with the collection, processing or servicing of the Receivables, and to discuss matters relating to the Receivables or NBCUniversal’s, the Transferor’s and/or the Transferring Subsidiaries’ performance and activities under or in connection with this Agreement and the other Transaction Documents with any officer, employee or internal accountants having knowledge of such matters and (B) inspect and examine the books and records relating to the Receivables and make copies of and abstracts from such books and records relating to the Receivables and otherwise inspect the information technology systems or other data or computer systems of NBCUniversal, the Transferor and the Transferring Subsidiaries. Any such inspection shall be conducted not more than once per calendar quarter, but there shall be no restriction after the occurrence or during the continuance of an Event of Termination or Servicer Default.

(c) The Program Agent shall consult with the Investor Agents with respect to the timing and the scope of the audits provided for herein, and shall promptly after the conclusion of any such audit share the information obtained during such audit with the Investor Agents.

SECTION 5.03 Covenant of NBCUniversal. NBCUniversal hereby covenants with respect to itself and each Transferring Subsidiary that NBCUniversal and each Transferring Subsidiary shall take all commercially reasonable actions necessary to release the tax liens set forth on Schedule X as promptly as practicable.

ARTICLE VI

ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 6.01 Designation of Servicer. The servicing, administration and collection of the Pool Receivables shall be conducted by the Servicer so designated hereunder from time to time. Until the Program Agent gives notice to the Transferor of the designation of a new Servicer in accordance with provisions of the following sentence, the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Program Agent, at any time upon the occurrence of a Servicer Default, may, and at the direction of the Required Banks, shall, with at least five Business Days’ prior written notice to the Servicer (provided that, no such notice shall be required upon the occurrence of a Servicer Default arising pursuant to the occurrence of a Primary Insolvency Event), designate as Servicer any Person (including itself) to succeed the Parent or any successor Servicer, if such Person shall consent and agree to the terms hereof.

SECTION 6.02 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Transferor, the Investor Agents, the Program Agent, the Banks and the Conduits hereby appoint the Servicer, from time to time designated pursuant to Section 6.01, as agent for themselves, the Conduits and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the Collections with respect thereto. The Servicer will perform its duties as

Servicer in a manner consistent with its practices in effect prior to the date of this Agreement, and in any event consistent with the requirements of this Agreement and the other Transaction Documents, and will not make any material change to its systems or policies without prior written consent of the Program Agent, such consent not to be unreasonably withheld or delayed.

(b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.04.

(c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Parent, while it is the Servicer, may, in accordance with the Credit and Collection Policies, extend the maturity or adjust the outstanding principal balance of any Receivable as the Parent deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable; provided that, the classification of any such Receivable as a Defaulted Receivable shall not be affected by any such extension.

(d) The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information with respect to the Pool Receivables and provide the Program Agent with electronic data in accordance with its ordinary business practices, which data will be materially correct and accurate. The Servicer shall mark the Transferor’s master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that such Receivables have been transferred.

(e) The Servicer shall, as soon as practicable following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables. The Servicer shall instruct all Obligors to remit all their payments in respect of Receivables to a Collection Account. If the Servicer shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Collection Account.

(f) The Servicer shall from time to time, at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and each Investor Agent (promptly after any such request) a calculation of the amounts set aside for the Conduits, the Banks, the Investor Agents and the Program Agent pursuant to Section 2.04, as reflected in the Servicer’s records.

(g) (i) On or prior to each monthly Determination Date, the Servicer shall prepare and forward to the Program Agent and each Investor Agent a Monthly Report relating to the Receivables as of the last day of the most recently ended Settlement Period and Collections during such Settlement Period.

(ii) Upon the occurrence and during the continuance of any Event of Termination, prior to 10:00 A.M. (New York City Time) on the second Business Day of each calendar week, the Servicer shall prepare and forward to the Program Agent and each Investor Agent a Weekly Report which shall contain information relating to the

Receivables as of the close of business on the last Business Day of the preceding calendar week.

(iii) The Servicer shall transmit Servicer Reports to the Program Agent and each Investor Agent concurrently by facsimile and by electronic mail (each an “E-Mail Servicer Report”). Each E-Mail Servicer Report shall be (A) formatted as the Program Agent may designate from time to time and (B) sent to the Program Agent and each Investor Agent at an electronic mail address designated by each of them.

(iv) On or prior to each monthly Determination Date occurring in any March, June, September or December, while any tax liens set forth on Schedule X remain outstanding, the Servicer shall prepare and forward to the Program Agent and each Investor Agent a report indicating the aggregate amount due pursuant to such tax liens.

(h) The Servicer shall maintain its books and records in a manner so as to permit the daily identification of all new Receivables and all Collections of existing Receivables.

SECTION 6.03 Certain Rights of the Program Agent. At any time following the occurrence and during the continuance of an Event of Termination, Servicer Default or Daily Remittance Event:

(i) The Servicer shall promptly at the request of the Program Agent (which request may be made by the Program Agent in its discretion and shall be made by the Program Agent if so directed by the Required Banks), and at the expense of the Transferor, by use of a notification in substantially the form of Schedule II.10 (each, an “Obligor Notice”), notify any Obligor (and, if applicable, the related advertising agency if such Obligor is an advertiser customer) of the transfer and ownership of the Pool Receivables and Related Security pursuant to the Transaction Documents and that all payments in respect of the Pool Receivables be made directly to the Program Agent or its designee. Alternatively, the Program Agent may itself send Obligor Notices at the expense of the Transferor.

(ii) Upon payment in full of all of the Pooled Receivables, the Program Agent shall, or, solely at the Program Agent’s option, shall authorize the Servicer to, promptly following (i) the request of the Transferor and (ii) Transferor’s execution and delivery of the related Obligor Payment Termination Notice (as defined below) to the Program Agent (and in any event within one (1) Business Day following any such request), execute and deliver, at Transferor’s expense, a notice substantially in the form of Schedule II.10-A (each, an “Obligor Payment Termination Notice”) to each Obligor that has received from the Program Agent an Obligor Notice.

(iii) At the Program Agent’s request (in its discretion or at the direction of the Required Banks), and at the Transferor’s expense, the Transferor and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and Related Security, or that are otherwise reasonably necessary or desirable to collect the Pool Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Program Agent for the benefit of the Co-Acquirers and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee for the benefit of the Co-Acquirers.

(iv) The Transferor authorizes the Program Agent to take any and all steps in the Transferor’s name and on behalf of the Transferor that are reasonably necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Transferor’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security.

SECTION 6.04 Rights and Remedies. (a) If the Servicer fails to perform any of its obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Program Agent’s costs and expenses incurred in connection therewith shall be payable by the Servicer.

(b) The Transferor and the Servicer shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if such Receivables had not been transferred and the exercise by the Program Agent on behalf of the Investor Agents, the Conduits and the Banks of their rights under this Agreement shall not release the Servicer or the Transferor from any of their duties or obligations with respect to any Pool Receivables or related Contracts. None of the Program Agent, the Investor Agents, the Conduits or the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Transferor thereunder.

SECTION 6.05 Further Actions Evidencing Acquisitions. The Servicer agrees from time to time, at its expense, to, and to cause the Originators to, promptly execute and deliver all further instruments and documents, and to take all further actions that the Program Agent or any Investor Agent may reasonably request as necessary or desirable, to perfect, protect or more fully evidence the Receivable Assets acquired hereunder, or to enable the Conduits, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Servicer will, and will cause the Originators to: (i) upon the request of the Program Agent or any Investor Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or evidence the transfer of such Receivable Assets; and (ii) mark its master data processing records evidencing the Pool Receivables with a legend evidencing that such Pool Receivables have been transferred in accordance with this Agreement. NBCUniversal hereby authorizes the Transferor and the Program Agent to file financing statements with respect to the SCA as permitted by the UCC.

SECTION 6.06 Change in Credit and Collection Policies and Business; Sale Agreements. (a) NBCUniversal shall not, in its capacity as Servicer, and shall not, and shall cause the other Originators not to, in its capacity as an Originator and the Parent of the other

Transferring Subsidiaries, without the prior written consent of the Program Agent and the Required Banks, such consent not to be unreasonably withheld or delayed, make any change in the Credit and Collection Policies which would adversely affect the value or collectibility of the Pool Receivables or the rights of Program Agent or any Co-Acquirer in any material respect. In the event that the Servicer or any Originator makes any change to the Credit and Collection Policies, NBCUniversal shall, contemporaneously with such change, provide the Program Agent and each Investor Agent with the updated Credit and Collection Policies and a summary of all material changes. NBCUniversal will not, and will cause each Transferring Subsidiary not to, make any change in the character of its business which change could impair, individually or in the aggregate, the value, collectibility, validity or enforceability of any Receivable or otherwise have, individually or in the aggregate, a Material Adverse Effect.

(b) NBCUniversal will not amend, waive or modify, or consent to any amendment, waiver or modification of, any provision of the Sale Agreements or waive, or consent to the waiver of, the occurrence of any default under the Subsidiary Sale and Purchase Agreement, without in each case the prior written consent of the Program Agent, which consent shall only be provided with the consent of each Investor Agent. NBCUniversal will perform all of its obligations under the Sale Agreements in all material respects and will enforce the Subsidiary Sale and Purchase Agreement in accordance with its terms in all material respects.

SECTION 6.07 Indemnities by the Servicer. Without limiting any other rights that the Program Agent, any Investor Agent, any Conduit, any Bank or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all Indemnified Amounts (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any of the following (excluding, however, (a) recourse for Receivables which are not collected, not paid or uncollectible on account of the applicable Obligor’s insolvency, bankruptcy or financial inability to pay, (b) Special Indemnified Amounts resulting from the bad faith, gross negligence or willful misconduct on the part of any Special Indemnified Party, and (c) income, franchise or branch profits taxes of, or taxes imposed under FATCA on, any Special Indemnified Party, and without duplication of the compensation, payment or reimbursement obligations of the Transferor set forth in Section 2.04(e):

(i) the characterization in any periodic report or other written statement of any Receivable as an Eligible Receivable or as included in the Net Pool Balance which, as of the date of such periodic report or other statement, is not an Eligible Receivable or should not be included in the Net Pool Balance;

(ii) any breach by Servicer of any of its covenants, or the material inaccuracy of any representations of the Servicer;

(iii) commingling of Collections of Pool Receivables at any time by the Servicer with other funds;

(iv) any claim brought by any person other than an Agent or a Co-Acquirer arising from any activity by the Servicer or its sub-servicers in servicing, administering or collecting any Receivable, except to the extent the Servicer or its sub-servicers are acting at the direction of the Program Agent, any Investor Agent or any Co-Acquirer; or

(v) the occurrence of any transfer and assignment of Receivable Assets by the Transferor or any Capital Payment hereunder on any date when the Total Investment exceeds the Total Investment Limit (including after giving effect to such transfer and assignment or Capital Investment).

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01 Events of Termination. If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) NBCUniversal, Servicer or Transferor fails to make any payment to be made by it pursuant to this Agreement within five Business Days (or, with respect to any repayment of Total Investment, three Business Days) of the date when due; or

(b) Servicer fails to (x) deliver any Servicer Report within five Business Days of the due date, or (y) otherwise perform its duties and obligations as Servicer under the terms of the Transaction Documents in any material respect (or, to the extent such obligations are already qualified by a materiality standard, in any respect after taking into account such standard) and such failure (under this clause (y)) remains unremedied for ten Business Days following notice of failure, unless the non-compliance is capable of remedy and the Servicer is diligently pursuing the cure thereof, in which case such failure shall remain unremedied for thirty days; or

(c) NBCUniversal or Transferor shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or any other Transaction Document (other than as referred to in Section 7.01(a)) and such failure remains unremedied for ten Business Days following notice of such failure from the Program Agent, any Investor Agent or any Co-Acquirer, unless the non-compliance is capable of remedy and NBCUniversal or Transferor is diligently pursuing the cure thereof, in which case such failure shall remain unremedied for thirty days; or

(d) Any representation or warranty made by NBCUniversal or Transferor regarding the inclusion of any Receivable as an Eligible Receivable and/or in the Net Pool Balance shall be false or inaccurate in any respect, or any other representation or warranty made by NBCUniversal or Transferor in connection with this Agreement or any other Transaction Document shall be false or inaccurate in a material respect, and such condition is not remedied within 30 days after notice or knowledge thereof, except that the failure of a Receivable included in the Net Pool Balance to be an Eligible Receivable or to be properly includible in the Net Pool Balance on the date of acquisition shall not be an Event of Termination, provided that, Transferor satisfies its compensation, payment or reimbursement obligations with respect to such

Receivable as set forth in Section 2.04(e) in accordance with the terms of such Section 2.04(e); or

(e) The Program Agent ceases to have a valid, perfected, first priority security interest in the Pool Receivables or any of the other collateral referred to in Section 2.11, except as a result of any action of any Co-Acquirer or Agent, except that the failure of Program Agent to have such a security interest in a particular Receivable as a result of its failure to be an Eligible Receivable shall not be an Event of Termination, provided that, Transferor satisfies its compensation, payment or reimbursement obligations with respect to such Receivable as set forth in Section 2.04(e) in accordance with the terms of such Section 2.04(e); or

(f) NBCUniversal is in default after the expiration of applicable grace periods on any indebtedness for borrowed money in excess of $200,000,000 or any guaranty of such indebtedness and the effect of the foregoing is to result in such indebtedness becoming due prior to its stated maturity; or

(g) A final non-appealable judgment against Transferor is entered for the payment of money (which is not covered by insurance) in an aggregate amount in excess of $25,000, or any non-monetary final judgment is entered against Transferor which has, in the aggregate, a Material Adverse Effect if, in each case, such judgment remains unsatisfied without procurement of a stay of execution for 30 calendar days after the date of entry of such judgment; or

(h) A final non-appealable judgment against NBCUniversal is entered for the payment of money (which is not covered by insurance) in an aggregate amount in excess of $200,000,000, or any non-monetary final judgment is entered against NBCUniversal which has, in the aggregate, a Material Adverse Effect if, in each case, such judgment remains unsatisfied without procurement of a stay of execution for 30 calendar days after the date of entry of such judgment; or

(i) Transferor shall cease to be wholly owned by NBCUniversal, or a Change of Control of NBCUniversal shall occur, unless approved in advance by all Agents; or

(j) A Primary Insolvency Event occurs; or

(k) NBCUniversal shall cease to own any bank account designated for the receipt of Collections; or

(l) As of the last day of any Settlement Period month, either (i) the Three-Month Default Ratio shall exceed 3.00% or (ii) the Three-Month Dilution Ratio shall exceed 4.00% or (iii) the Three-Month Loss-to-Liquidation Ratio shall exceed 0.50%; or

(m) As of the last day of any Settlement Period, the aggregate outstanding Total Investment exceeds the Total Investment Limit, and such excess continues after giving effect to the distribution of Collections on the immediately following Settlement Date and continues for three Business Days;

then, and in any such event, any or all of the following actions may be taken by notice to the Transferor: (x) the Program Agent may, with the consent of the Required Banks, and shall, at the direction of the Required Banks, declare the Program Amortization Date to have occurred, and (y) to the extent such event also constitutes a Servicer Default, without limiting any right under this Agreement to replace the Servicer, the Program Agent may in its discretion, and shall, at the direction of the Required Banks, designate another Person to succeed the Parent as the Servicer; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (j) of this Section 7.01, the Program Amortization Date shall occur, the Parent (if it is then serving as the Servicer) shall cease to be the Servicer, and the Program Agent or its designee shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Conduits, the Banks and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

THE PROGRAM AGENT

SECTION 8.01 Authorization and Action. Each Conduit and each Bank hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Program Agent reserves the right, in its sole discretion (subject to Section 11.01), to agree to any amendment, modification or waiver of the provisions of this Agreement or any instrument or document delivered pursuant hereto, and also to exercise any rights and remedies available under this Agreement and the other Transaction Documents or pursuant to applicable law. As to any matters not expressly provided for by this Agreement or the other Transaction Documents (including, without limitation, enforcement of this Agreement or the other Transaction Documents), the Program Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Co-Acquirers; provided, however, that the Program Agent shall not be required to take any action which exposes the Program Agent to personal liability or which is contrary to this Agreement, the other Transaction Documents or applicable law.

SECTION 8.02 Program Agent’s Reliance, Etc. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable to any Investor Agent, Conduit or Bank for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement (including, without limitation, the Program Agent’s servicing, administering or collecting Pool Receivables as Servicer) or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent: (a) may, at its own expense, except to the extent such expense is an expense of the Transferor pursuant to Section 11.04, consult with legal counsel (including counsel for any Investor Agent, Co-Acquirer, the Transferor, the Parent, any other Originator and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor Agent, Conduit or Bank (whether written or oral) and shall not be responsible to any Investor Agent, Conduit or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Transferor, the Parent, any other Originator or the Servicer or to inspect the property (including the books and records) of the Transferor, the Parent, any other Originator or the Servicer; (d) shall not be responsible to any Investor Agent, Conduit or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by e-mail, telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.03 Program Agent and Affiliates. With respect to any Receivable Interest or interests therein held by it as a Related Bank, the Program Agent shall have the same rights and powers under this Agreement as any Bank in such capacity and may exercise the same as though it were not the Program Agent. The Program Agent and any of its Affiliates may generally engage in any kind of business with the Transferor, any Originator, the Servicer or any Obligors, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor, any Originator, the Servicer or any Obligor or any of their respective Affiliates, all as if the Program Agent were not the Program Agent and without any duty to account therefor to any Conduits or Banks.

SECTION 8.04 Indemnification of Program Agent. Each Bank agrees to indemnify the Program Agent (to the extent not reimbursed by the Transferor, the Parent or any other Originator), ratably according to the respective Percentage of such Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, expenses incurred pursuant to Section 8.02(a)) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent (acting solely in its capacity as Program Agent and not as a Bank hereunder) in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, provided that, no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent’s gross negligence or willful misconduct.

SECTION 8.05 Delegation of Duties. The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.06 Action or Inaction by Program Agent. As between the Program Agent, the Conduits, the Banks and the Investor Agents, the Program Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investor Agents and assurance of its indemnification by the Banks, as it deems appropriate. The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investor Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investor Agents, Conduits and Banks.

SECTION 8.07 Notice of Events of Termination. The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless the Program Agent has received notice from any Investor Agent, Conduit, Bank, the Servicer, any Originator or the Transferor stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If the Program Agent receives such a notice, it shall promptly give notice thereof to each Investor Agent, whereupon each Investor Agent shall promptly give notice thereof to its respective Co-Acquirers. The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Required Banks (subject to the other provisions of this Article VIII), but until the Program Agent receives such directions, the Program Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Conduits and Banks.

SECTION 8.08 Non-Reliance on Program Agent and Other Parties. Each Investor Agent, Conduit and Bank expressly acknowledges that neither the Program Agent, any of its Affiliates nor any of their respective directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Transferor, the Parent or any other Originator, shall be deemed to constitute any representation or warranty by the Program Agent. Each Conduit and Bank represents and warrants to the Program Agent that, independently and without reliance upon the Program Agent, any of its Affiliates, any Investor Agent (except to the extent otherwise agreed in writing between Co-Acquirer and its Investor Agent) or any other Conduit or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor, the Parent and the other Originators, and the Receivable Assets and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by the Program Agent to any Investor Agent, Conduit or Bank, the Program Agent shall not have any duty or responsibility to provide any Investor Agent, Conduit or Bank with any information concerning the Transferor, the Parent or any other Originator or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 8.09 Successor Program Agent. The Program Agent may, upon at least thirty (30) days’ notice to the Transferor and each Investor Agent, resign as Program Agent. Such resignation shall not become effective until a successor agent is appointed by the Investor Agents (with the approval of the Transferor, which approval shall not be unreasonably withheld and shall not be required if an Event of Termination has occurred and is continuing) and has accepted such appointment. Upon such acceptance of its appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall succeed to and become vested with all the rights and duties of the retiring Program Agent, and the retiring Program Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Program Agent’s resignation hereunder, the provisions of this Article VIII and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Program Agent.

SECTION 8.10 Reports and Notices. The Program Agent hereby agrees to provide each Investor Agent with copies of all material notices, reports and other documents provided to the Program Agent by the Transferor or the Servicer hereunder (other than any notices received by the Program Agent referred to in any of the definitions of Assignee Rate, Conduit Rate or Fixed Period) which are not otherwise required to be provided by the Transferor or the Servicer directly to the Investor Agents in accordance with the terms hereof.

ARTICLE IX

THE INVESTOR AGENTS

SECTION 9.01 Authorization and Action. Each Conduit and each Bank which belongs to the same Group hereby appoints and authorizes the Investor Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Investor Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. No Investor Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Investor Agent. No Investor Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Transferor or any Originator. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Investor Agent ever be required to take any action which exposes such Investor Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

SECTION 9.02 Investor Agent’s Reliance, Etc. No Investor Agent or any of its directors, officers, agents or employees shall be liable to the Conduits and Banks in its Group for any action taken or omitted to be taken by it or them as an Investor Agent under or in connection with this Agreement or the other Transaction Documents (i) with the consent or at the request or direction of the Conduits and Banks in its Group or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, an Investor Agent: (a) may consult with legal counsel (including counsel for the Program Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Conduit or Bank (whether written or oral) and shall not be responsible to any Conduit or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Transferor, any Originator or any other Person or to inspect the property (including the books and records) of the Transferor, any Originator or the Servicer; (d) shall not be responsible to any Conduit or any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03 Investor Agent and Affiliates. With respect to any Receivable Interest or interests therein held by it, each Investor Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Investor Agent. Each Investor Agent and any of its Affiliates may generally engage in any kind of business with the Transferor, any Originator, the Servicer or any Obligors, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor, any Originator, the Servicer or any Obligor or any of their respective Affiliates, all as if such Investor Agent were not an Investor Agent and without any duty to account therefor to any Conduits or Banks.

SECTION 9.04 Indemnification of Investor Agents. Each Bank in any Group agrees to indemnify the Investor Agent for such Group (to the extent not reimbursed by the Transferor or any Originator), ratably according to the proportion of the Percentage of such Bank to the aggregate Percentages of all Banks in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Investor Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Investor Agent under this Agreement or any other Transaction Document, provided that, no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Investor Agent’s gross negligence or willful misconduct.

SECTION 9.05 Delegation of Duties. Each Investor Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Investor Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06 Action or Inaction by Investor Agent. As among the Program Agent, the Conduits, the Banks, and the Investor Agents, each Investor Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Conduits and Banks in its Group and assurance of its indemnification by the Banks in its Group, as it deems appropriate. Each Investor Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Conduits and Banks in its Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Conduits and Banks in its Group.

SECTION 9.07 Notice of Events of Termination. No Investor Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless such Investor Agent has received notice from the Program Agent, any other Investor Agent, any Conduit or Bank, the Servicer, any Originator or the Transferor stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If an Investor Agent receives such a notice, it shall promptly give notice thereof to the Conduits and Banks in its Group and to the Program Agent (but only if such notice received by such Investor Agent was not sent by the Program Agent). The Investor Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Conduits and Banks in its Group (subject to the other provisions of this Article IX), but until such Investor Agent receives such directions, such Investor Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Investor Agent deems advisable and in the best interests of the Conduits and Banks in its Group.

SECTION 9.08 Non-Reliance on Investor Agent and Other Parties. Except to the extent otherwise agreed to in writing between a Conduit and its Investor Agent, each Conduit and Bank in the same Group expressly acknowledges that neither the Investor Agent for its Group, any of its Affiliates nor any of such Investor Agent’s or Affiliate’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Investor Agent hereafter taken, including any review of the affairs of the Transferor or any Originator, shall be deemed to constitute any representation or warranty by such Investor Agent. Except to the extent otherwise agreed to in writing between a Conduit and its Investor Agent, each Conduit and Bank in the same Group represents and warrants to the Investor Agent for such Group that, independently and without reliance upon such Investor Agent, any of its Affiliates, any other Investor Agent, the Program Agent or any other Conduit or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor, any Originator and the Receivable Assets and its own decision to enter into this Agreement and to take, or omit to take, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by an Investor Agent to any Conduit or Bank in its Group, no Investor Agent shall have any duty or responsibility to provide any Conduit or Bank in its Group with any information concerning the Transferor, any Originator or any of their Affiliates that comes into the possession of such Investor Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 9.09 Successor Investor Agent. Any Investor Agent may, upon at least thirty (30) days’ notice to the Program Agent, the Transferor and the Conduit and Banks in its Group, resign as Investor Agent for its Group. Such resignation shall not become effective until a successor investor agent is appointed by the Conduits and Banks in such Group and has accepted such appointment. Upon such acceptance of its appointment as Investor Agent for such Group hereunder by a successor Investor Agent, such successor Investor Agent shall succeed to and become vested with all the rights and duties of the retiring Investor Agent, and the retiring

Investor Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Investor Agent’s resignation hereunder, the provisions of this Article IX and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Investor Agent.

SECTION 9.10 Reliance on Investor Agent. Unless otherwise advised in writing by an Investor Agent or by any Conduit or Bank in such Investor Agent’s Group, each party to this Agreement may assume that (i) such Investor Agent is acting for the benefit and on behalf of each of the Conduits and Banks in its Group, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Investor Agent has been duly authorized and approved by all necessary action on the part of the Conduits and Banks in its Group.

ARTICLE X

INDEMNIFICATION

SECTION 10.01 Indemnities by the Transferor. Without limiting any other rights that the Program Agent, the Investor Agents, the Conduits, the Banks or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an “Indemnified Party”) may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from any of the following (excluding, however, (a) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (b) Indemnified Amounts resulting from the bad faith, gross negligence or willful misconduct on the part of such Indemnified Party, and (c) income, franchise and branch profits taxes of, or taxes imposed under FATCA on, any Indemnified Party, and without duplication of the compensation, payment or reimbursement obligations of the Transferor set forth in Section 2.04(e)):

(i) the characterization in any Servicer Report or other written statement made by or on behalf of the Transferor of any Receivable as an Eligible Receivable or as included in the Net Pool Balance which, as of the date of such Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Net Pool Balance;

(ii) any representation or warranty or statement made or deemed made by the Transferor (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

(iii) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(iv) the failure to vest in the Program Agent, for the benefit of the Conduits or the Banks, as the case may be, (a) a perfected security or ownership interest in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Lien;

(v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any acquisition or Capital Payment or at any subsequent time;

(vi) any failure of the Transferor to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

(vii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(viii) the commingling of Collections of Pool Receivables at any time with other funds;

(ix) any investigation, litigation or proceeding instituted by any Person other than an Agent or a Co-Acquirer related to this Agreement or the use of proceeds of acquisitions or Capital Payments or the Receivable Assets or in respect of any Receivable or Related Security or Contract (including, without limitation, in connection with the preparation of a defense or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by the Transferor, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);

(x) any failure of the Transferor to pay or make adequate provision for the payment of all taxes, assessments and other governmental charges;

(xi) the occurrence of any transfer and assignment of Receivable Assets by the Transferor or any Capital Payment hereunder on any date when the Total Investment exceeds the Total Investment Limit (including after giving effect to such transfer and assignment or Capital Investment); or

(xii) any obligation of such Indemnified Party that is a Bank to indemnify the Program Agent pursuant to Section 8.04 (to the extent the Program Agent is not reimbursed by the Transferor, the Parent or any other Originator, but only to the extent that the Transferor otherwise has an obligation to indemnify the Program Agent pursuant to Section 10.01(i)-(xi) in respect of the obligation indemnified by a Bank pursuant to Section 8.04, or the Transferor, Parent or any other Originator otherwise has an obligation to pay or reimburse the Program Agent such amount pursuant to a Transaction Document).

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Transferor or the Parent (as Servicer or otherwise) therefrom shall be effective unless in a writing signed by the Program Agent and the Required Banks (and, in the case of any amendment, also signed by the Transferor and the Parent; provided, however, that the signatures of the Transferor and the Parent shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not the Parent or an Affiliate of the Parent or a successor Servicer is designated by the Program Agent pursuant to Section 6.01, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the Program Agent, affect the rights or duties of the Servicer under this Agreement and (y) no amendment, waiver or consent shall affect the rights or duties of any Investor Agent under this Agreement, unless in writing and signed by such Investor Agent in addition to the Program Agent; and provided, further, the parties shall not:

(a) without the prior written consent of each Bank,

(i) amend the definitions of Eligible Receivable, Defaulted Receivable or increase the then existing Concentration Limit Percentages (provided that the Program Agent and the Investor Agents may establish Special Concentration Limit Percentages for Obligors pursuant to Schedule VI) or

(ii) amend, modify or waive any provision of this Agreement in any way which would

(A) reduce the amount of Investment or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof or

(B) impair any rights expressly granted to an assignee or participant under the Agreement or

(C) reduce fees payable by the Transferor to the Banks which relate to payments to Banks, or delay the dates on which such fees are payable or

(D) modify any provisions relating to the calculation of Total Reserves or any component thereof so as to reduce or increase the amount of Total Reserves or any component thereof or

(iii) agree to a different Assignee Rate pursuant to the final proviso in the definition of Assignee Rate in the Agreement or

(iv) amend or waive the Event of Termination described in Section 7.01(j) or the definition of “Insolvency Event” or “Primary Insolvency Event” or

(v) amend this Agreement to extend the Program Amortization Date or

(vi) amend the definitions of Default Ratio, Dilution Ratio, Loss-to-Liquidation Ratio, Net Pool Balance, Three-Month Default Ratio, Three-Month Dilution Ratio or Three-Month Loss-to-Liquidation Ratio, or

(vii) amend the Events of Termination to increase the maximum permitted Three-Month Default Ratio, Three-Month Dilution Ratio or Three-Month Loss-to-Liquidation Ratio, or

(viii) waive violations of the Three-Month Default Ratio, Three-Month Dilution Ratio or Three-Month Loss-to-Liquidation Ratio or

(ix) increase the Facility Limit or

(b) increase the Committed Acquisition Limit of any Bank without the prior written consent of such Bank.

Notwithstanding any other provision of this Section 10.01, Schedules I and IV hereto may be amended in accordance with the procedures set forth in Sections 5.01(g) and 5.01(b), respectively. No failure on the part of the Conduits, the Banks, the Investor Agents or the Program Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth on Schedule III hereto (or, in the case of any Co-Acquirer, to the Investor Agent for such Co-Acquirer’s Group at its address set forth on Schedule III) or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 11.03 Assignability. (a) This Agreement and the Co-Acquirers’ rights and obligations herein (including their interests in each Receivable Interest and obligations with respect to the Deferred Consideration) may not be assigned without the consent of the Transferor, provided, however, that such consent shall not be required for (i) any such assignment to a Co-Acquirer, an Affiliate of a Bank having long-term and short-term unsecured debt ratings from S&P or Moody’s that are no lower than A-1 and A+ or P-1 and A1, as applicable, or an asset-backed commercial paper conduit administered by any Bank or any of its affiliates, or (ii) any pledge or grant of a security interest by any Bank of or in all or any portion of its rights (including, without limitation, rights to payment of Investment and Yield) under this Agreement or under the Asset Purchase Agreement to secure obligations of such Bank to any Federal

Reserve Bank (any assignee permitted by the foregoing provisions, a “Permitted Assignee”); provided, that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or under the Asset Purchase Agreement, as the case may be, or substitute any such pledgee or grantee for such Bank as a party hereto or to the Asset Purchase Agreement, as the case may be. Each assignor of a Receivable Interest or any interest therein shall notify the Program Agent, its Investor Agent and the Transferor of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with any such assignment, disclose to the assignee or potential assignee any information relating to the Transferor, the Parent or any other Originator, including the Receivables, furnished to such assignor by or on behalf of the Transferor, the Parent, any other Originator, any Investor Agent or by the Program Agent; provided that, prior to any such disclosure, the assignee or potential assignee agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof.

(b) Each assignment by a Bank of all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Committed Acquisition Limit, any Receivable Interests or interests therein held by it, and any obligations with respect to the Deferred Consideration) shall also be subject to the following conditions:

(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

(ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $100,000,000 and (y) all of the assigning Bank’s Committed Acquisition Limit,

(iii) the parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor’s Investor Agent), for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, together with a processing and recordation fee of $2,500, and

(iv) concurrently with such assignment, such assignor Bank shall assign to the assignee an equal percentage of its rights and obligations under its Asset Purchase Agreement (or shall arrange for such assignee to become a party to the Asset Purchase Agreement for a maximum Investment amount equal to the assignee’s Committed Acquisition Limit).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(c) The Program Agent shall, in its capacity as a non-fiduciary agent of the Transferor, maintain at its address referred to in Section 11.02 of this Agreement a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Committed Acquisition Limit of, and aggregate outstanding Investment of Receivable Interests or interests therein held by, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Transferor, the Servicer, the Program Agent, the Investor Agents, the Conduits and the Banks may treat each person whose name is recorded in the Register as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Transferor or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Bank and a Permitted Assignee, the Program Agent shall, if such Assignment and Acceptance Agreement has been completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Transferor.

(d) Each Bank may sell participations, to one or more banks or other entities, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Committed Acquisition Limit and the Receivable Interests or interests therein held by it); provided, however, that

(i) such Bank’s obligations under this Agreement (including, without limitation, its Committed Acquisition Limit to the Transferor hereunder) shall remain unchanged,

(ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations,

(iii) concurrently with such participation, the selling Bank shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under the Asset Purchase Agreement,

(iv) a bank or other entity purchasing a participation shall not be entitled to receive any greater payment hereunder than its assigning Bank would be able to receive in respect of any obligation arising hereunder, and

(v) any agreement or instrument pursuant to which a Bank sells a participation shall provide that such Bank shall retain the sole right to enforce this Agreement or to approve any amendment, modification or waiver to or of any provision of this Agreement.

The Agents, the other Banks and the Transferor shall have the right to continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.

(e) This Agreement and the rights and obligations of the Program Agent herein shall be assignable by the Program Agent and its successors and assigns with the consent of the Transferor, provided that, such consent shall not be required for such an assignment in favor of an Affiliate of the Program Agent having long-term and short-term unsecured debt ratings from S&P or Moody’s that are no lower than A-1 and A+ or P-1 and A1, as applicable.

(f) Neither the Transferor nor NBCUniversal may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent and each Investor Agent.

SECTION 11.04 Costs and Expenses. (a) The Transferor agrees to pay, on 15 Business Days’ notice, (i) all out-of-pocket legal and filing fees and expenses reasonably incurred in preparation of this Agreement, any Asset Purchase Agreement and the other Transaction Documents or arising from renewals, amendments, waivers and UCC filing amendments, all without duplication, and (ii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Program Agent, the Investor Agents and the Co-Acquirers in connection with the enforcement of this Agreement and the other Transaction Documents against the Transferor, NBCUniversal and/or the Transferring Subsidiaries, including the counsel fees and expenses of one law firm to the Program Agent, the Investor Agents and the Co-Acquirers taken as a whole and, solely in the case of a conflict of interest, one additional counsel for the affected parties taken as a whole.

(b) In addition, the Transferor shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of commercial paper issued to fund the acquisition or maintenance of any Receivable Interest or any Capital Payment, and (ii) any and all Liquidation Fee.

SECTION 11.05 No Proceedings; Waiver of Consequential Damages. (a) Each of the Transferor, the Program Agent, each Investor Agent, NBCUniversal, each Conduit, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to acquire Receivable Interests or interests therein hereby agrees that it will not (and NBCUniversal agrees not to suffer any Transferring Subsidiary or any Affiliate of NBCUniversal or any other Originator to) institute against, or join any other Person in instituting against, any Conduit any proceeding of the type referred to in the definition of “Insolvency Event” set forth in Section 1.01, so long as any commercial paper or other senior indebtedness issued by such Conduit shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

(b) NBCUniversal hereby agrees that it will not, and that it will not suffer any Transferring Subsidiary or any Affiliate of NBCUniversal or any other Originator to, institute against, or join any other Person in instituting against, the Transferor any proceeding of the type referred to in the definition of “Insolvency Event” set forth in Section 1.01, so long as any commercial paper or other senior indebtedness issued in connection with this Agreement by any Conduit shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness in connection with this Agreement shall have been outstanding.

(c) Each party hereto agrees that no other party hereto shall have any liability to it or any of its affiliates, securityholders or creditors in connection with this Agreement, the other Transaction Documents or the transactions contemplated thereby on any theory of liability for any consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

SECTION 11.06 Confidentiality. (a) Each of the Transferor, the Program Agent, each Investor Agent, the Co-Acquirers, NBCUniversal, and the Servicer agrees to maintain the confidentiality of this Agreement, the Fee Letter, information with respect to Transferor and NBCUniversal’s business made available pursuant to the terms of the Transaction Documents and any other proprietary information with respect to this transaction, provided that, (i) each party may disclose information to the extent required by law or required or requested by applicable regulatory bodies, to its respective affiliates, accountants, lawyers and regulators, as deemed necessary, and that the Agents may disclose the information, as requested, to the rating agencies, and, subject to agreement to the terms hereof, providers of credit enhancement or liquidity to Co-Acquirers and potential Co-Acquirers, and (ii) the Conduits may provide certain general information to commercial paper dealers in accordance with the customary practices of such Conduit for disclosures to commercial paper dealers, it being understood that any such disclosure will occur only upon an adverse development with respect to the transaction, as determined by such Conduit; and provided, further, that no party shall have any obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) Notwithstanding any other provision herein, or in any other Transaction Document, each Conduit, each Bank, each Investor Agent and the Program Agent hereby confirms that the Transferor, NBCUniversal and the Servicer (and each employee, representative or other agent of each such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

SECTION 11.07 GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND THE SALE AGREEMENTS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 11.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 11.09 Survival of Termination. The provisions of Sections 2.08, 2.10, 6.07, 10.01, 11.04, 11.05 and 11.06 shall survive any termination of this Agreement.

SECTION 11.10 Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan in New York City or the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Transferor, the Parent and the Servicer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02. Nothing in this Section 11.10 shall affect the right of the Conduits, any Bank or any Agent to serve legal process in any other manner permitted by law.

SECTION 11.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

SECTION 11.12 Addition of Originator. The Program Agent, the Investor Agents and the Co-Acquirers each hereby agree, severally and not jointly, upon the written request of the Transferor and NBCUniversal, to endeavor in good faith (and without requiring the payment of any additional commitment or similar type fees in excess of those payable pursuant to the terms of the Fee Letter) to accommodate the addition of additional wholly owned domestic subsidiaries of NBCUniversal (each, a “Proposed Originator”), as an originator of Originator Receivables hereunder in addition to NBCUniversal and the Transferring Subsidiaries (each such event, an “Addition”), provided that:

(a) the Subsidiary Sale and Purchase Agreement shall have been amended to add the Proposed Originator as a seller of Receivables thereunder on terms and conditions substantially similar to those applicable to the Transferring Subsidiaries on the date hereof;

(b) the SCA shall have been amended to add the Proposed Originator as an Originator thereunder on terms and conditions substantially similar to those applicable to the Transferring Subsidiaries on the date hereof;

(c) no Event of Termination or Incipient Event of Termination is existing and the proposed Addition shall not cause an Event of Termination or Incipient Event of Termination;

(d) the Program Agent and the Investor Agents shall have received a certificate from the Servicer and the Proposed Originator stating that all arrangements and procedures necessary for the Servicer to satisfy its obligations set forth in Section 6.02(g) regarding Servicer Reports with respect to the Proposed Originator are in place;

(e) the Proposed Originator, NBCUniversal, the Servicer and the Transferor shall execute and deliver, as applicable, such other agreements, opinions, lien searches, financing statements, instruments, documents and information (whether financial or otherwise) as the Program Agent and the Investor Agents may reasonably request, in form and substance satisfactory to them, to effectuate the Addition; and

(f) any Addition shall be subject to the receipt of all necessary credit approvals on the part of the Program Agent, the Investor Agents and the Co-Acquirers, as applicable.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRANSFEROR:	NBCUNIVERSAL RECEIVABLES FUNDING LLC

	By:	/s/ James F. Leddy
Name:
Title: Authorized Signatory

SERVICER AND PARENT:	NBCUNIVERSAL MEDIA, LLC

	By:	/s/ James F. Leddy
Name:
Title: Authorized Signatory

PROGRAM AGENT:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

	By:	/s/ Aditya Reddy
Name:
Title: Managing Director

INVESTOR AGENTS:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Investor Agent

	By:	/s/ Aditya Reddy
Name:
Title: Managing Director

MIZUHO CORPORATE BANK, LTD., as an Investor Agent

	By:	/s/ Bertram H. Tang
Name:
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as an Investor Agent

	By:	/s/ William Falcon
Name:
Title: Vice President

CONDUITS:	GOTHAM FUNDING CORPORATION

	By:	/s/ David V. DeAngelis
Name:
Title: Vice President

VICTORY RECEIVABLES CORPORATION

	By:	/s/ David V. DeAngelis
Name:
Title: Vice President

WORKING CAPITAL MANAGEMENT CO., L.P.

	By:	/s/ Shinichi Nochiide
Name:
Title: Attorney-in-Fact

MARKET STREET FUNDING LLC

	By:	/s/ Doris Hearn
Name:
Title: Vice President

BANKS:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

	By:	/s/ Joe Carlos
Name:
Title: Vice President

Percentage: 40%

MIZUHO CORPORATE BANK, LTD.

	By:	/s/ Bertram H. Tang
Name:
Title: Authorized Signatory

Percentage: 26.66667%

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Meredith Jermann
Name:
Title: Vice President

Percentage: 33.33333%

SCHEDULE I

Collection Accounts

Name and Address of Bank(s)	Name and Address of Processor(s) of Lock-Boxes*	Name of Accountholder	Account Number(s)	Lock-Box Number(s) and Address(es)
JP Morgan Chase (New York) 1 Chase Manhattan Plaza New York, NY 10005	N/A	NBCUniversal Media, LLC	Account No. Account Title: SWIFT Code: ABA No.	N/A

Bank of America N.A. 1401 Elm Street Dallas, TX 75202	N/A	NBCUniversal Media, LLC	Account No. Account Title: SWIFT Code: ABA No.

*	To be furnished if different from name of the bank maintaining such Collection Account.

SCHEDULE II

Credit and Collection Policies

[See attached]

SCHEDULE II.10

Form of Obligor Notification

[Address of Servicer]

[Date]

[Obligor Name]

[Obligor Street Address]

[Obligor City, State and ZIP]

Attention: [Obligor Contact]

RE: Notice of Transfer of Receivables

Dear [Obligor Contact]:

This letter shall serve as written notice to you that NBCUniversal Media, LLC or any of its subsidiaries or affiliates listed on Schedule C attached hereto (each, a “Transferor” and together, the “Transferors”) has transferred those receivables listed on Schedule A attached hereto owing by you [and any receivables hereafter arising that are payable by you to any Transferor] to The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch, as Program Agent on behalf of several acquirers. Accordingly, from this day forward, please remit all amounts due and owing on such receivables to the account described on Schedule B attached hereto.

Very truly yours,
NBCUNIVERSAL MEDIA, LLC

By:

Name:
Title:

SCHEDULE A

LIST OF TRANSFERRED RECEIVABLES

Your payment obligations to [name of Transferring Subsidiary] arising from or consisting of cable and network advertising sales or cable and satellite subscriber fees, including any right of [name of Transferring Subsidiary] to interest charges, finance charges, insurance charges, maintenance, taxes and other similar charges and other related obligations, in each case paid on or after the date hereof (collectively, the “Receivables”) shall be paid to the account(s) specified on Schedule B.

SCHEDULE B

ACCOUNT DETAILS

Bank: [Bank Name]

Location: [Bank Street Address]

                [Bank City, State and ZIP]

ABA Routing No.: [        ]

Account Name: [                    ]

Account No.: [        ]

For further credit to: [        ]

Reference: [Obligor Name]

SCHEDULE C

TRANSFERORS

1.	Bravo MediaLLC
2.	Chiller LLC
3.	Cloo LLC
4.	CNBC LLC
5.	CNBC World LLC
6.	Estrella Communications LLC
7.	Healthology LLC
8.	iVillage LLC
9.	iVillage Publishing LLC
10.	Knowledgeweb LLC
11.	KNTV Television LLC
12.	MSNBC Cable L.L.C.
13.	Mun2 Television, LLC
14.	NBC Facilities LLC
15.	NBC News Channel LLC
16.	NBC Subsidiary (KNBC-TV) LLC
17.	NBC Subsidiary (WCAU-TV), L.P.
18.	NBC Subsidiary (WMAQ-TV) LLC
19.	NBC Subsidiary (WRC-TV) LLC
20.	NBC Subsidiary (WTVJ-TV) LLC
21.	NBC TV Stations Sales & Marketing LLC
22.	NBCWest, LLC
23.	Online Games LLC
24.	Outlet Broadcasting LLC
25.	Oxygen Cable, LLC
26.	Telemundo Las Vegas LLC
27.	Telemundo Network Group LLC
28.	Telemundo of Arizona LLC
29.	Telemundo of Denver LLC
30.	Telemundo of Florida LLC
31.	Telemundo of Northern California LLC
32.	Telemundo of Texas LLC
33.	Universal HD LLC
34.	Universal Television Networks
35.	Video 44
36.	WNJU-TV Broadcasting LLC
37.	Your Total Health LLC

SCHEDULE II.10-A

Form of Obligor Payment Termination Notice

[Address of Servicer]

[Date]

[Obligor Name]

[Obligor Street Address]

[Obligor City, State and ZIP]

Attention: [Obligor Contact]

RE: Notice of Transfer of Receivables

Dear [Obligor Contact]:

This letter shall serve as written notice to you that from this day forward, you are requested to remit all amounts due and owing on any receivables listed on Schedule A to the account described on Schedule B attached hereto.

Very truly yours,

NBCUNIVERSAL MEDIA, LLC

By:

Name:
Title:

SCHEDULE A

LIST OF TRANSFERRED RECEIVABLES

Your payment obligations to [name of Transferring Subsidiary] arising from or consisting of cable and network advertising sales or cable and satellite subscriber fees, including any right of [name of Transferring Subsidiary] to interest charges, finance charges, insurance charges, maintenance, taxes and other similar charges and other related obligations, in each case paid on or after the date hereof (collectively, the “Receivables”) shall be paid to [Transferring Subsidiary] at the account(s) specified on Schedule B.

SCHEDULE B

ACCOUNT DETAILS

Bank: [Bank Name]

Location: [Bank Street Address]

                [Bank City, State and ZIP]

ABA Routing No.: [        ]

Account Name: [                    ]

Account No.: [        ]

For further credit to: [        ]

Reference: [        ]

:

SCHEDULE III

Addresses

Transferor:

NBCUniversal Receivables Funding LLC
30 Rockefeller Plaza, 10th Floor, Rm. 4744E
New York, NY 10112
Attention:	Jason Davidson
Karolina Ocipka
Telephone:	212-664-3664 (Jason Davidson)
212-664-2779 (Karolina Ocipka)
Fax:	212-664-4878 (Department Fax)
E-mail:	jason.davidson@nbcuni.com
karolina.ocipka@nbcuni.com

NBCUniversal:

NBCUniversal Media, LLC
30 Rockefeller Plaza, Rm. 4741E
New York, NY 10112
Attention:	Jason Davidson
Karolina Ocipka
Telephone:	212-664-3664 (Jason Davidson)
212-664-2779 (Karolina Ocipka)
Fax:	212-664-4878 (Department Fax)
E-mail:	jason.davidson@nbcuni.com
karolina.ocipka@nbcuni.com

Program Agent:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Program Agent
Securitization Group
1251 Avenue of the Americas, 12th floor
New York, NY 10020
Attention:	Luna K. Mills
Elizabeth Colon
Telephone:	212-782-6959
Fax:	212-782-6448
E-mail:	securitization_reporting@us.mufg.jp

Investor Agents:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Investor Agent
Securitization Group
1251 Avenue of the Americas, 12th floor
New York, NY 10020
Attention:	Luna K. Mills
Elizabeth Colon
Telephone:	212-782-6959
Fax:	212-782-6448
E-mail:	securitization_reporting@us.mufg.jp

PNC Bank, National Association, as Investor Agent
P3-P3PP-04-1
225 Fifth Avenue
Pittsburgh, PA 15222
Attention:	Tony Stahley
Telephone:	412-768-2266
Fax:	412-762-9184
Email:	m.brown@pnc.com
eric.bruno@pnc.com
ralph.stahley@pnc.com
lauren.asaro@pnc.com
Kerry.weeks@pnc.com
pncconduitgroup@pnc.com

Mizuho Corporate Bank, Ltd., as Investor Agent

For Servicer Reports and Notices for Initial Acquisitions and Additional Capital Payments:

Mizuho Corporate Bank, Ltd., as Investor Agent
Americas Financial Products Division
Securitization & Structured Finance
1251 Avenue of the Americas
New York, NY 10020
Attention:	Raffi Dawson
Johan Andreasson
David Krafchik
Telephone:	212-282-3526 (Raffi Dawson)
212-282-3544 (Johan Andreasson)
212- 282-4998 (David Krafchik)
Fax:	212-282-4105
E-mail:	raffi.dawson@mizuhocbus.com
johan.andreasson@mizuhocbus.com
david.krafchik@mizuhocbus.com

For all other notices:

Mizuho Corporate Bank, Ltd., as Investor Agent
Americas Financial Products Division
Securitization & Structured Finance
1251 Avenue of the Americas
New York, NY 10020
Attention:	Raffi Dawson
Johan Andreasson
Telephone:	212-282-3526 (Raffi Dawson)
212-282-3544 (Johan Andreasson)
212- 282-4998 (David Krafchik)
Fax:	212-282-4105
E-mail:	raffi.dawson@mizuhocbus.com
johan.andreasson@mizuhocbus.com

with a copy to:

Mizuho Corporate Bank (USA)
Telecom, Media & Technology
1251 Avenue of the Americas
New York, NY 10020
Attention:	Daniel Guevara
Telephone:	212-282-4537
Fax:	212-282-4488
E-mail:	daniel.guevara@mizuhocbus.com

SCHEDULE IV

Transferor UCC Information

Name:	NBCUniversal Receivables Funding LLC

Address:	30 Rockefeller Plaza, NY NY 10112, Rm. 4744E

Jurisdiction of Organization:	Delaware

UCC Filing Office:	Secretary of State of Delaware

Organizational Identification No:	5050727

FEIN:	45-3612743

SCHEDULE V

Transferring Subsidiaries

1.	Bravo Media LLC
2.	Chiller LLC
3.	Cloo LLC
4.	CNBC LLC
5.	CNBC World LLC
6.	Estrella Communications LLC
7.	Healthology LLC
8.	iVillage LLC
9.	iVillage Publishing LLC
10.	Knowledgeweb LLC
11.	KNTV Television LLC
12.	MSNBC Cable L.L.C.
13.	Mun2 Television, LLC
14.	NBC Facilities LLC
15.	NBC News Channel LLC
16.	NBC Subsidiary (KNBC-TV) LLC
17.	NBC Subsidiary (WCAU-TV), L.P.
18.	NBC Subsidiary (WMAQ-TV) LLC
19.	NBC Subsidiary (WRC-TV) LLC
20.	NBC Subsidiary (WTVJ-TV) LLC
21.	NBC TV Stations Sales & Marketing LLC
22.	NBCWest, LLC
23.	Online Games LLC
24.	Outlet Broadcasting LLC
25.	Oxygen Cable, LLC
26.	Telemundo Las Vegas LLC
27.	Telemundo Network Group LLC
28.	Telemundo of Arizona LLC
29.	Telemundo of Denver LLC
30.	Telemundo of Florida LLC
31.	Telemundo of Northern California LLC
32.	Telemundo of Texas LLC
33.	Universal HD LLC
34.	Universal Television Networks
35.	Video 44
36.	WNJU-TV Broadcasting LLC
37.	Your Total Health LLC

SCHEDULE VI

Concentration Limit Percentages

The applicable Concentration Limit Percentage shall be determined according to the following table for Obligors who have long-term or short-term unsecured debt ratings assigned to them by S&P and Moody’s. In the case of Obligors who have both a short-term and a long-term rating, the short-term rating shall apply. In the case of split-rated Obligors, the lower limit shall apply.

Short Term (S&P/Moody’s)	Long Term (S&P/Moody’s)	Concentration Limit Percentage
A-1 / P-1	A+ / A1	10.00%
A-2 / P-2	BBB+ / Baa1	5.00%
A-3 / P-3	BBB- / Baa3	3.33%
All other	All other	2.00%

Notwithstanding the foregoing, the Concentration Limit Percentage for any Obligor at any time may be such higher percentage (“Special Concentration Limit Percentage”) for such Obligor as is designated by the Program Agent and each Investor Agent, in each case pursuant to their sole discretion based on the financial profile of such Obligor, in a writing delivered to the Transferor; provided that (i) the Special Concentration Limit Percentage for DirecTV Holdings LLC is 6.00%, and (ii) the Program Agent or any Investor Agent may cancel any Special Concentration Limit Percentage (including the Special Concentration Limit Percentage for DirecTV Holdings LLC)upon three Business Days’ notice to the Transferor.

SCHEDULE VII

Transferor’s Account and Investor Agent’s Accounts

Transferor’s Account:

Bank:	Bank of America, N.A.
ABA No.:
Account name:
Account number:

Investor Agents’ Accounts:

The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch:

Bank:	Bank of Tokyo-Mitsubishi UFJ NY Branch
ABA No.:
Account name:
Account number:

PNC Bank, National Association:

For payment of the Co-Acquirer Fee (as such term is defined in the Fee Agreement):

Bank:	PNC Bank, NA
ABA No.:
Account name:
Account number:
Ref:
Attn:

For payment of all other amounts:

Bank:	PNC Bank, NA
ABA No.:
Account name:
Account number:
Ref:

Mizuho Corporate Bank, Ltd.:

Bank:	Mizuho Corporate Bank, Ltd.
ABA No.:
Account name:
Account number:

SCHEDULE VIII

Settlement Dates

[See attached]

SCHEDULE IX

Perfection Representations And Warranties

1. General. This Agreement creates in favor of the Program Agent, for its benefit and the ratable benefit of the Conduits, the Banks and the Investor Agents, a valid and continuing security interest in the Receivables, the Related Security and Collections in respect thereof and the other assets of the Transferor in which a security interest is granted hereunder (for the purposes of this Schedule IX, the “Assets”), which (a) is enforceable against creditors of and purchasers from Transferor and (b) will be prior to all other Liens in such property.

2. Characterization. The Receivables constitute “accounts” or “payment intangibles” within the meaning of UCC Section 9-102.

3. Creation. Immediately prior to its grant of a security interest in the Assets pursuant to this Agreement, Transferor owns and has good and marketable title to such Assets free and clear of any Lien in such property.

4. Perfection. Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest of the Program Agent, for its benefit and the ratable benefit of the Conduits, the Banks and the Investor Agents, in the Assets granted by the Transferor hereunder.

5. Priority. Other than the security interests granted to the Program Agent pursuant to this Agreement, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets, except as permitted by this Agreement. Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that include a description of collateral covering the Assets other than any financing statement (i) in favor of the Program Agent, for its benefit and the ratable benefit of the Conduits, the Banks and the Investor Agents, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Transaction Documents. Transferor is not aware of any judgment lien, ERISA lien or tax lien filings against it.

6. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement, the representations contained in this Schedule IX shall be continuing and remain in full force and effect.

7. No Waiver. The parties to this Agreement shall not, without the consent of the other parties, waive any of the representations and warranties in this Schedule IX.

8. Transferor to Maintain Perfection and Priority. Transferor covenants that, until the RAA Final Payment Date, Transferor shall take such action, or execute and deliver such instruments as may be necessary or reasonably advisable (including such actions as are reasonably requested by the Program Agent) to maintain and perfect, as a first priority interest, the security interest of the Program Agent in the Assets.

SCHEDULE X

Tax Liens

Number		Entity	Jurisdiction	Office of Filing	File Number	File Date	Amount Due	Filer/ Creditor	Type
1.		CNBC LLC	DE	County Clerks Office New York	002732313-01	09/09/10	229,811.76	New York City Department of Finance	STL
2.	a.	Estrella Communications LLC	DE	Recorder’s Office Los Angeles County California	06 2072860	09/18/06	7,399.02	Los Angeles County Tax Collector	TAX
	b.		DE	Recorder’s Office Los Angeles County California	06 2072861	09/18/06	1,500.85	Los Angeles County Tax Collector	TAX
3.	a.	Healthology LLC	DE	County Clerks Office New York	002429089-01	06/18/08	215.52	NY State Dept of Taxation and Finance	STL
	b.		DE	County Clerks Office New York	002654259-01	01/26/10	1,400.39	NY State Dept of Taxation and Finance	STL
	c.		DE	County Clerks Office New York	002690130-01	05/04/10	1,053.54	NY State Dept of Taxation and Finance	STL
4.	a.	iVillage LLC	DE	County Clerks Office New York	002298235-01	07/31/07	16,020.36	NY State Dept of Taxation and Finance	STL
	b.		DE	County Clerks Office New York	002796119-01	02/22/11	168,995.74	Commissioner of Labor State of New York	LABOR
5.	a.	NBC West, LLC	DE	Recorder’s Office Los Angeles County California	20042401431	09/17/04	1,139.50	Los Angeles County Tax Collector	TAX
	b.		DE	Recorder’s Office Los Angeles County California	05 3165378	12/22/05	1,187.59	State of California Employment Development Department	TAX
	c.		DE	Recorder’s Office Los Angeles County California	20080425185	03/12/08	4,282.96	Los Angeles County Tax Collector	TAX

ANNEX A-1

Form of Monthly Report

[See attached]

ANNEX A-2

Form of Weekly Report

[To be determined]

ANNEX A-3

Pre-Closing Date Report

[See attached / To be updated prior to Initial Acquisition Date]

ANNEX B

Form of Notice for Initial Acquisition and Additional Capital Payments

[DATE]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

New York Branch, as Agent

1251 Avenue of the Americas

New York, NY 10020

PNC Bank, National Association, as Investor Agent

P3-P3PP-04-1

225 Fifth Avenue

Pittsburgh, PA 15222

Mizuho Corporate Bank, Ltd., as Investor Agent

Americas Financial Products Division

Securitization & Structured Finance

1251 Avenue of the Americas

New York, NY 10020

Re: Receivables Acquisition Agreement dated as of December 5, 2011 among NBCUniversal Receivables Funding LLC, as transferor (the “Transferor”), Gotham Funding Corporation, as a Conduit, Victory Receivables Corporation, as a Conduit, Market Street Funding LLC, as a Conduit, Working Capital Management Co., L.P., as a Conduit, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as a Bank and an Investor Agent, PNC Bank, National Association (“PNC”), as a Bank and an Investor Agent, Mizuho Corporate Bank, Ltd. (“Mizuho”), as a Bank and an Investor Agent, BTMU, as program agent (the “Program Agent”) for the Conduits and the Banks, and NBCUniversal Media, LLC (“NBCUniversal”, or “Parent”), individually and as Servicer (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”)

Ladies and Gentlemen:

This notice is delivered to you pursuant to Section 2.02[(a)][(c)]1 of the Agreement. Unless otherwise defined herein, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

The Transferor hereby requests [an initial acquisition of Receivables Assets] [a Capital Payment] having aggregate Investment in the amount of $[        ]2 be made on [                     ]3 (the “Capital Date”). After giving effect to the requested aggregate Investment, the Total Investment will not exceed the Total Investment Limit. The amount of the estimated Deferred Consideration on such date (after giving effect to such [acquisition][Capital Payment]) is $[        ]. [The duration of the initial Fixed Period for Receivable Interests arising out of such [acquisition] [Capital Payment] shall be                      ..]4 The allocation of the requested aggregate Investment and the Deferred Consideration among each of the Groups is as follows:

Group	Percentage	Investment	Deferred Consideration

BTMU	40%	$	$

PNC	33.33333%	$	$

Mizuho	26.66667%	$	$

Total	100%	$	$

Each of the Transferor and the Servicer hereby certifies and warrants (and the Transferor and the Servicer by accepting the payment of the Investment shall be deemed to have certified) (each as to itself) that on the date hereof and as of the Capital Date, (i) the representations and warranties contained in Section 4.01 and 4.02 of the Agreement are correct in all material respects (or, to the extent that any representation or warranty is qualified by a materiality standard, such representation and warranty is true and correct in all respects (after taking such standard into account)) on and as of such day as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date), (ii) no event has occurred and is continuing, or would result from such acquisition or Capital Payment, as applicable, that constitutes an Event of Termination, an Incipient Event of Termination, a Servicer Default or an Incipient Servicer Default.

[1]	Section 2.02(a) relates to the initial acquisition; Section 2.02(c) relates to Capital Payments.
[2]	Such amount, with respect to the initial acquisition shall not be less than $250,000,000, and with respect to a Capital Payment, shall not be less than $75,000,000
[3]	Such date shall be a Business Day
[4]	To be utilized only if the Assignee Rate is to apply.

The Transferor agrees that if, prior to the time that the acquisition or Capital Payment, as applicable, requested hereby is made, any matter certified to herein will not be true and correct at such time as if then made, it will immediately so notify the Investor Agents.

Please wire transfer the proceeds of the requested Investment or Capital Payment, as applicable, to the Transferor’s account set forth on Schedule VII to the Agreement.

[Remainder of page intentionally left blank]

Each of the Transferor and the Servicer has caused this notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer as of the date first above written.

NBCUNIVERSAL RECEIVABLES FUNDING LLC, as Transferor

By:
Name:
Title:

NBCUNIVERSAL MEDIA, LLC, as Servicer

By:
Name:
Title:

ANNEX C

Forms of Opinions of Counsel

[See attached]

ANNEX D

Form of Assignment and Acceptance Agreement

Dated                 , 201

Reference is made to the Receivables Acquisition Agreement dated as of December 5, 2011, as amended to date (the “Agreement”) among NBCUNIVERSAL RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Transferor”), GOTHAM FUNDING CORPORATION, as a Conduit (as defined in the Agreement), VICTORY RECEIVABLES CORPORATION, as a Conduit, MARKET STREET FUNDING LLC, as a Conduit, WORKING CAPITAL MANAGEMENT CO., L.P., as a Conduit, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Bank (as defined in the Agreement) and an Investor Agent (as defined in the Agreement), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and an Investor Agent, MIZUHO CORPORATE BANK, LTD. (“Mizuho”), as a Bank and an Investor Agent, BTMU, as program agent (the “Program Agent”) for the Conduits and the Banks, and NBCUNIVERSAL MEDIA, LLC, a Delaware limited liability company (“NBCUniversal” or “Parent”), individually and as Servicer. Terms defined in the Agreement are used herein with the same meaning.

                    (the “Assignor”),                     (the “Assignee”) and                     , in its capacity as Investor Agent for the Group which includes the Assignor and the Assignee (the “Group Investor Agent”), agree as follows:

1. Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations as a Bank under the Agreement as of the date hereof equal to the percentage (the “Percentage”) interest specified on the signature page hereto of all outstanding rights and obligations of all Banks under the Agreement. After giving effect to such sale and assignment (and any other sales and assignments by the Assignor which are effective concurrently), the Assignee will be a Related Bank for [Name of Conduit] and the Committed Acquisition Limit of the Assignor and the Assignee and the amount of the Investment held by the Assignor and the Assignee will be as set forth in Section 2 of the signature page hereto. [As consideration for the sale and assignment contemplated in this Section 1, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in immediately available funds an amount equal to $        , representing the purchase price payable by the Assignee for the interests in the Receivable Interests sold and assigned to the Assignee under this Section 1.]1

[1]	Include bracketed text if Assignor holds a portion of Investment on the Effective Date.

2. Representations and Disclaimers of Assignor. The Assignor:

(i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by or arising as a result of a claim against the Assignor;

(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; and

(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Servicer or any Originator or the performance or observance by the Transferor, the Servicer or any Originator of any of its obligations under the Agreement or any other instrument or document furnished pursuant thereto.

3. Representations and Agreements of Assignee. The Assignee:

(i) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.01(l)(i) and (l)(ii) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement;

(ii) agrees that it will, independently and without reliance upon the Program Agent, any Investor Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

(iii) appoints and authorizes the Program Agent and the Group Investor Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Program Agent and the Group Investor Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and this Assignment and Acceptance Agreement are required to be performed by it as a Bank;

(v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof;

(vi) represents that this Assignment and Acceptance Agreement has been duly authorized, executed and delivered by such Assignee pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such Assignee; and

(vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, (A) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty, and (B) agrees to provide the Program Agent and the Group Investor Agent (to the extent permitted by applicable law) with similar forms for each subsequent tax year of the Assignee in which payments are to be made to the Assignee under the Agreement.

4. Obligations of the Assignee, Including Confidentiality. The Assignee agrees to abide by any obligations on the part of a Bank set forth in the Agreement and, where applicable, this Assignment and Acceptance Agreement, including, without limitation, obligations on the part of a Bank to maintain confidentiality in accordance with Section 11.06 of the Agreement.

5. Bank Credit Decision. The Assignee acknowledges that it has, independently and without reliance upon the Program Agent, any Investor Agent or any other Bank and based on the most recent financial statements delivered pursuant to Sections 5.01(l)(i) and (l)(ii) of the Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Program Agent or any of its Affiliates, any Investor Agent or any of its Affiliates, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

6. Miscellaneous. (a) Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and (if the consent of the Transferor is required pursuant to Section 11.03(a) of the Agreement) the Transferor, it will be delivered to the Group Investor Agent for acceptance and recording by the Group Investor Agent. The effective date of this Assignment and Acceptance Agreement shall be the date of acceptance thereof by the Group Investor Agent, unless otherwise specified on the signature page hereto (the “Effective Date”). Upon such acceptance and recording by the Group Investor Agent, the Group Investor Agent shall deliver a fully executed counterpart of this Assignment and Acceptance Agreement to the Program Agent.

(b) Upon such acceptance and recording by the Program Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Bank thereunder and hereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Agreement.

(c) Upon such acceptance and recording by the Program Agent, from and after the Effective Date, the Group Investor Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of Investment, Yield and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on the signature page hereto.

Signature Page

to NBCUniversal Receivables Funding LLC

Assignment and Acceptance Agreement

Dated                 , 20

Section 1.
Percentage:			%

Section 2.
Assignee’s Committed Acquisition Limit:	$
Assignor’s remaining Committed Acquisition Limit:	$
Aggregate outstanding Investment of Receivable Interests held by the Assignee:	$
Remaining aggregate outstanding Investment of Receivable Interests held by the Assignor:	$

Section 3.
Effective Date:[6]		,20

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Address for Notices:

[Insert]

[6]	This date should be no earlier than the date of acceptance by the Group Investor Agent.

Consented to (if required by Section 11.03(a) of the Agreement):

NBCUNIVERSAL RECEIVABLES FUNDING LLC

By:
Name:
Title:

Accepted this day of , 201

[NAME OF INVESTOR AGENT], as Group Investor Agent

By:
Name:
Title:

Receipt Acknowledged:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Program Agent

By:
Name:
Title: